UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cactus, Inc.

(Name of Registrant as Specified In Its Charter)
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Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024
(713) 626-8800
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To the stockholders of Cactus, Inc.:
Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Cactus, Inc. (the “Company”) will be held at the Company’s corporate headquarters at 920 Memorial City Way, Suite 300, Houston, Texas 77024, on May 14, 2024 at 9:00 a.m. Central Time. The Annual Meeting is being held for the following purposes:
1.To elect to the Company’s Board of Directors (the “Board”) the three Class I directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2027 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal;
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To approve amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove the three separate classes of directors of the Board and replace them with one class of directors over a three-year phase-in period and to make certain non-substantive changes related thereto;
4.To (i) approve amendments to the Charter to (a) change the required vote of stockholders to amend, alter or repeal any provision of the Company’s Bylaws from not less than 66 2/3% in voting power to not less than a majority in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, and (b) change the required vote of stockholders to amend, alter or repeal any provisions of the Charter, from at least 66 2/3% in voting power to at least a majority in voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class; and (ii) approve amendments to the Company’s Bylaws to remove a requirement that certain Bylaws may only be amended, altered or repealed upon the affirmative vote of at least 66 2/3% of the shares of the Company entitled to vote thereon, each of clause (i) and (ii) above, to take effect at the commencement of the 2026 annual meeting of stockholders;
5.To approve amendments to Article Ninth of the Charter to limit the liability of certain of the Company’s officers in specific circumstances, as permitted by Delaware law;
6.To approve amendments to (i) the Charter to delete, in its entirety, Article Tenth regarding the Company’s waiver of business opportunities presented to a former sponsor of the Company, Cadent Energy Partners II, L.P. and its affiliates (the “Sponsor”) and certain other parties, (ii) delete all references in the Charter and the Company’s Bylaws to the Stockholders’ Agreement with the Sponsor and Cactus WH Enterprises, LLC, which has terminated by its terms, and (iii) make non-substantive clean-up changes to the Charter to reflect the Company’s previously announced internal reorganization in which Cactus Companies, LLC acquired all of the outstanding units representing ownership interests in Cactus Wellhead, LLC;
7.To approve an amendment to the Charter to delete the Company’s waiver of Section 203 of the Delaware General Corporation Law (“DGCL”) and expressly provide that the Company elects to be governed by Section 203 of the DGCL;
8.To approve certain amendments to the Charter to require that the federal district courts of the United States of America be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, to make certain clarifications related to the existing selection of the Court of Chancery of the State of Delaware as the exclusive forum for certain causes of action and provide that if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located in Delaware would be the forum; and
9.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Holders of record of the Company’s Class A common stock (NYSE: WHD) and Class B common stock (together, the “Common Stock”) at the close of business on March 20, 2024, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. These holders will vote together as a single class on each proposal.
YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares of Common Stock you own, will aid us in reducing the expense of any further proxy solicitation in connection with the Annual Meeting. We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
If your shares are held in “street name,” that is, your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee, as your record holder, that must be followed for your record holder to vote your shares of Common Stock per your instructions. Internet voting will also be offered to stockholders holding shares of Common Stock in street name.
We urge you to review the enclosed proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your Common Stock will be represented at the Annual Meeting.

By Order of the Board of Directors,

William Marsh Executive Vice President, General Counsel and Corporate Secretary
Houston, Texas
March 28, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2024: THE NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE AT www.proxyvote.com.
The Notice of Internet Availability of Proxy Materials is first being mailed on or about April 2, 2024, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

i

Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024
(713) 626-8800
PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors (the “Board”) of Cactus, Inc. (the “Company”) is soliciting and requests your proxy for the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on May 14, 2024 at 9:00 a.m. Central Time at the Company’s corporate headquarters at 920 Memorial City Way, Suite 300, Houston, Texas 77024. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. We are soliciting proxies from holders of our Class A common stock, par value $0.01 per share (“Class A Common Stock”) and our Class B common stock, par value $0.01 per share (“Class B Common Stock”). We refer to our Class A Common Stock and our Class B Common Stock together as our “Common Stock.”
We are a holding company that was incorporated as a Delaware corporation on February 17, 2017 for the purpose of, among other things, facilitating the Company’s initial public offering (our “IPO”). Our IPO closed on February 12, 2018. We are the sole managing member of Cactus Companies LLC (“Cactus Companies”). In this proxy statement (“Proxy Statement”), the terms “the Company,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries, including Cactus Companies LLC (“Cactus Companies”), unless the context indicates otherwise.
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.
Notice and Access of Proxy Materials
We are furnishing proxy materials to our stockholders primarily via the internet instead of mailing printed copies of those materials to each stockholder. We have elected, in accordance with the Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders and to post our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (collectively, the “proxy materials”) electronically. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. The Notice is first being mailed to our stockholders on or about April 2, 2024, and the proxy materials relating to the annual meeting will first be made available on or about the same date. The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.
Electronic Delivery
Registered stockholders may elect to receive future Notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may also sign up for electronic delivery at www.proxyvote.com. In addition, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the Notices and proxy materials at any time by dialing 1-800-579-1639. Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
Proposals to be Voted Upon at the Annual Meeting
At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:
•Proposal ONE: To elect to the Board the three Class I directors set forth in this Proxy Statement, each of whom will hold office until our 2027 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal;
•Proposal TWO: To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•Proposal THREE: To approve amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove the three separate classes of directors of the Board and replace them with one class of directors over a three-year phase-in period and to make certain non-substantive changes related thereto (the “Declassification Amendment”);
•Proposal FOUR: To (i) approve amendments to the Charter to (a) change the required vote of stockholders to amend, alter or repeal any provision of the Company’s Bylaws from not less than 66 2/3% in voting power to not less than a majority in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, and (b) change the required vote of stockholders to amend, alter or repeal any provisions of the Charter, from at least 66 2/3% in voting power to at least a majority in voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class; and (ii) approve amendments to the Company’s Bylaws to remove a requirement that certain Bylaws may only be amended, altered or repealed upon the affirmative vote of at least 66 2/3% of the shares of the Company entitled to vote thereon, each of clause (i) and (ii) above, to take effect at the commencement of the 2026 annual meeting of stockholders (the “Majority Vote Amendment”);
•Proposal FIVE: To approve amendments to Article Ninth of the Charter to limit the liability of certain of the Company’s officers in specific circumstances, as permitted by Delaware law (the “Officer Exculpation Amendment”);
•Proposal SIX: To approve amendments to (i) the Charter to delete, in its entirety, Article Tenth regarding the Company's waiver of business opportunities presented to a former sponsor of the Company, Cadent Energy Partners II, L.P. and its affiliates (the “Sponsor”) and certain other parties, (ii) delete all references in the Charter and the Company’s Bylaws to the Stockholders’ Agreement with the Sponsor and Cactus WH Enterprises, LLC, which has terminated by its terms, and (iii) make non-substantive clean-up changes to the Charter to reflect the Company’s previously announced internal reorganization in which Cactus Companies, LLC acquired all of the outstanding units representing ownership interests in Cactus Wellhead, LLC (the “Business Opportunity Amendment”);
•Proposal SEVEN: To approve an amendment to the Charter to delete the Company’s waiver of Section 203 of the Delaware General Corporation Law (“DGCL”) and expressly provide that the Company elects to be governed by Section 203 of the DGCL (the “Section 203 Amendment”); and

•Proposal EIGHT: To approve certain amendments to the Charter to require that the federal district courts of the United States of America be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, to make certain clarifications related to the existing selection of the Court of Chancery of the State of Delaware as the exclusive forum for certain causes of action and provide that if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located in Delaware would be the forum (“Forum Selection Amendment”).
In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is not presently aware of any other business that might come before the Annual Meeting.
Recommendation of the Board
The Board has unanimously approved each of the proposals for inclusion in the proxy materials and recommends that you vote FOR the election to the Board of each of the director nominees (“Proposal ONE”); FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal TWO”); FOR the Declassification Amendment (“Proposal THREE”); FOR the Majority Vote Amendment (“Proposal FOUR”); FOR the Officer Exculpation Amendment (“Proposal FIVE”); FOR the Business Opportunity Amendment (“Proposal SIX”); FOR the Section 203 Amendment (“Proposal SEVEN”); and FOR the Forum Selection Amendment (“Proposal EIGHT”).
Who May Vote
Our Class A Common Stock and Class B Common Stock are the only classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented at the Annual Meeting. Each share of Common Stock outstanding at the close of business on March 20, 2024 (the “Record Date”) entitles the holder to one vote at the Annual Meeting. On the Record Date, there were 65,518,468 shares of Class A Common Stock outstanding held by two stockholders of record and 14,033,979 shares of Class B Common Stock outstanding held by five stockholders of record (which amounts of stockholders do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
Voting at the Annual Meeting
If on the Record Date you hold shares of our Common Stock that are represented by stock certificates or registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by Internet or telephone by following the instructions on the Notice. Alternatively, if you received a paper copy of the proxy materials by mail, you may give a proxy by completing and returning the proxy card by mail. In order to vote through the Internet or by telephone, you should have your Notice or proxy card available, so you can input the required information from the Notice or the proxy card. When you log onto the Internet website address, you will receive instructions on how to vote your shares.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet or telephone or by completing and returning any proxy card you received. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement.
Any proxy given pursuant to this solicitation may be revoked by the person submitting such proxy at any time before its use by (1) delivering a written notice of revocation addressed to Cactus, Inc., Attn: General Counsel, 920 Memorial City Way, Suite 300, Houston, Texas 77024, (2) voting again by Internet or telephone, (3) completing and returning a proxy card bearing a later date or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.
If on the Record Date you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be provided to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account with them, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.
If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. We will report the final results in a Current Report on Form 8-K that we will file with the SEC after the Annual Meeting.
Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all Notices and sets of proxy materials you receive relating to our Annual Meeting to ensure that all of your shares are counted.
Quorum Requirement for the Annual Meeting
The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 65,518,468 shares of Class A Common Stock outstanding and 14,033,979 shares of Class B Common Stock outstanding. Abstentions (i.e., if you or your broker marks “ABSTAIN” on a proxy) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Broker Non-Votes
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on Proposal TWO, the ratification of our independent registered public accounting firm, for beneficial owners who have not provided voting instructions. However, without voting instructions from the beneficial owners, brokers cannot vote on “non-routine” proposals, including all of the proposals other than Proposal TWO.

Required Votes

Proposal ONE – Election of Directors.    Each director will be elected by the affirmative vote of the plurality of the votes validly cast by holders of shares entitled to vote on the election of directors at the Annual Meeting. Since this is an Uncontested Election (as defined Company’s Bylaws”) if the number of shares voted “for”

an incumbent director nominee does not exceed the number of “withhold” votes received by such director nominee, such director shall be deemed to have tendered his or her resignation to the Board for consideration following the certification of the election results. The Nominating and Governance Committee of the Company shall consider such resignation and make a recommendation to the Board on whether to accept or reject such director’s resignation or whether other action should be taken. The Board shall then consider each such tendered resignation and act on each, taking into account its fiduciary duties to the Company and the stockholders. Within 90 days from the date of the certification of the election results, the Company shall publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting any such tendered resignation(s).

Withheld votes and broker non-votes are not taken into account in determining the outcome of the election of directors.
Proposal TWO – Ratification of our Independent Registered Public Accounting Firm.    Approval of the proposal to ratify the Audit Committee’s appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Proposals THREE through EIGHT – Charter and Bylaws Amendments. Approval of each of the Declassification Amendment, Majority Vote Amendment, Officer Exculpation Amendment, Business Opportunity Amendment, Section 203 Amendment and Forum Selection Amendment requires the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of Common Stock entitled to vote on the matter, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
No proposal is contingent on the adoption of any other proposal, except the adoption of Proposal FOUR, the Majority Vote Amendment, is contingent on the approval of Proposal THREE, the Declassification Amendment. If the Declassification Amendment is not approved, the Majority Vote Amendment will not be deemed adopted and will not be implemented even if the Majority Vote Amendment is approved.
Default Voting
A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted “FOR” the election to the Board of each of the director nominees listed in Proposal ONE, “FOR” Proposal TWO, “FOR” Proposal THREE, “FOR” Proposal FOUR, “FOR” Proposal
FIVE, “FOR” Proposal SIX, “FOR” Proposal SEVEN, and “FOR” Proposal EIGHT.
If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.
Other Matters to Be Voted on at the Annual Meeting
The Board is not currently aware of any business to be acted on at the Annual Meeting other than that which is described in the Notice of 2024 Annual Meeting of Stockholders and this Proxy Statement. If, however, other matters are properly brought to a vote at the Annual Meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the Annual Meeting, the persons designated as proxies will have discretion to vote on that proposal.

PROPOSAL ONE:
ELECTION OF DIRECTORS
The Board has nominated the following individuals for election as Class I directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at our 2027 Annual Meeting of Stockholders and until either they are re-elected, or their successors are elected and qualified or until their earlier death, resignation or removal:
Michael McGovern
John O’Donnell
Tym Tombar
Michael McGovern, John O’Donnell and Tym Tombar are currently serving as directors of the Company. If Mr. McGovern, Mr. O'Donnell and Mr. Tombar are re-elected to the Board, the size of the Board will remain at nine members. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.
The Board has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.
Vote Required

The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast on the election of directors. Since this is an Uncontested Election (as defined Company’s Bylaws”) if the number of shares voted “for” an incumbent director nominee does not exceed the number of “withhold” votes received by such director nominee, such director shall be deemed to have tendered his or her resignation to the Board for consideration following the certification of the election results. The Nominating and Governance Committee of the Company shall consider such resignation and make a recommendation to the Board on whether to accept or reject such director’s resignation or whether other action should be taken. The Board shall then consider each such tendered resignation and act on each, taking into account its fiduciary duties to the Company and the stockholders. Within 90 days from the date of the certification of the election results, the Company shall publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting any such tendered resignation(s).

Neither abstentions, withheld votes nor broker non-votes will have any effect on the outcome of the election of directors.
Recommendation
The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

DIRECTORS AND EXECUTIVE OFFICERS
The directors and executive officers of the Company are:

Name	Age	Title
Scott Bender	70	Chief Executive Officer, Chairman of the Board of Directors, and Director
Joel Bender	64	President and Director
Melissa Law	50	Director, Audit Committee member and Compensation Committee member
Michael McGovern	72	Director, Compensation Committee Chairman and Audit Committee member
John (Andy) O’Donnell	75	Director, Audit Committee member, Compensation Committee member and Nominating and Governance Committee member
Gary Rosenthal	74	Lead Independent Director of the Board, Nominating and Governance Committee Chairman and Compensation Committee member
Bruce Rothstein	71	Director
Alan Semple	64	Director, Audit Committee Chairman and Nominating and Governance Committee member
Tym Tombar	50	Director, Audit Committee member and Compensation Committee member
Steven Bender	41	Chief Operating Officer
Alan Keifer	68	Interim Chief Financial Officer
William Marsh	61	Executive Vice President, General Counsel and Corporate Secretary
Stephen Tadlock	45	Executive Vice President, Chief Executive Officer of the Spoolable Technologies segment and Treasurer
Our Board is currently divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. McGovern, O’Donnell and Tombar are designated as Class I directors, and assuming the stockholders reelect them to the Board as set forth above in “Proposal One: Election of Directors,” their terms of office will expire in 2027. Mr. Joel Bender, Ms. Melissa Law and Mr. Alan Semple are designated as Class II directors, and their terms of office will expire in 2025. Messrs. Scott Bender, Rothstein and Rosenthal are designated as Class III directors, and their terms of office will expire in 2026. As set forth below in “Proposal Three: Amendment of the Company’s Charter to Declassify the
Board,” we have proposed amendments to the Company’s Charter to remove the three separate classes of directors of the Board and replace them with one class of directors over a three-year phase-in period.
Set forth below is biographical information about each of our directors and executive officers.
Our Directors
Scott Bender—Chief Executive Officer and Chairman of the Board of Directors.  Scott Bender has been our Chairman of the Board since August 2023, and the Chief Executive Officer and one of our directors since 2011, when he and Mr. Joel Bender founded Cactus Wellhead, LLC (“Cactus LLC”). He served as our President from 2011 to August 2023. Prior to founding Cactus LLC, Mr. Bender was President of Wood Group Pressure Control from 2000 to 2011. He began his career in 1977 as President of Cactus Wellhead Equipment, a subsidiary of Cactus Pipe that was eventually sold to Cooper Cameron Corporation in 1996. Mr. Bender graduated from Princeton University in 1975 with a Bachelor of Science in Engineering and the University of Texas at Austin in 1977 with a Master of Business Administration. We believe that Mr. Bender’s significant experience in the oilfield services industry and his founding and leading of Cactus LLC bring important skills to our Board and qualifies him to serve on our Board. Mr. Bender is the father of Steven Bender, our Chief Operating Officer, and the brother of Joel Bender, our President and one of our directors.
Joel Bender—President and Director.  Joel Bender has been our President since August 2023 and one of our directors since 2011, when he and Mr. Scott Bender founded Cactus LLC. He served as our Senior Vice

President and Chief Operating Officer from 2011 to August 2023. Prior to founding Cactus LLC, Mr. Bender was Senior Vice President of Wood Group Pressure Control from 2000 to 2011. He began his career in 1984 as Vice President of Cactus Wellhead Equipment, a subsidiary of Cactus Pipe that was eventually sold to Cooper Cameron Corporation in 1996. Mr. Bender graduated from Washington University in 1981 with a Bachelor of Science in Engineering and the University of Houston in 1985 with a Master of Business Administration. We believe that Mr. Bender’s significant experience in the oilfield services industry and his founding and leading of Cactus LLC bring important skills to our board of directors and qualifies him to serve on our Board. Mr. Bender is the brother of Scott Bender, our Chief Executive Officer, Chairman of the Board of Directors and one of our directors, and the uncle of Steven Bender, our Chief Operating Officer.
Melissa Law—Director.  Ms. Law has served as one of our directors since January 2020. Ms. Law is an accomplished executive leader with significant experience in the oilfield services industry and more recent experience in the food & beverage ingredient industry. Ms. Law has served as the President of Global Operations for Tate & Lyle since September 2017. As a member of the Executive Leadership team, Ms. Law is responsible for leading the Environment, Health and Safety, Quality, and Sustainability Programs, the end-to-end supply chain and logistics function as well as the global manufacturing and engineering organizations. Prior to joining Tate & Lyle, Ms. Law held various roles of increasing responsibility at Baker Hughes Incorporated from 1997 to 2017. At Baker Hughes, Ms. Law had full profit and loss responsibility for Baker Hughes’ Global Specialty Chemical Business from 2014 to 2017 as well as Baker Hughes’ Australasia geo-market from 2013 to 2014. Prior to those roles, Ms. Law held various other senior leadership roles in technology, manufacturing and operations at Baker Hughes. Ms. Law is a graduate of the University of Houston from where she holds a Bachelor of Science in Biology and a Master of Science in Environmental Chemistry. We believe Ms. Law’s qualifications to serve on our Board include her 20 years of experience in the energy industry and her multi-industry executive leadership and management experiences.
Michael McGovern—Director.  Mr. McGovern has served as one of our directors since 2011. In February 2021, Mr. McGovern was elected Chairman of the board of directors of Superior Energy Services, Inc. (“Superior”) and in March 2021, he assumed the role as Superior’s principal executive officer. In January 2022, he stepped down as the principal executive officer but remains as Superior’s Executive Chairman of the Board. Mr. McGovern has served as Chairman and Chief Executive Officer of Sherwood Energy, LLC since March 2009. He served on the board of directors of Ion Geophysical (NYSE:IO) from June 2019 until August 2022. He served on the board of directors of Nuverra Environmental Solutions, Inc. from August 2017 until February 2022. Mr. McGovern served as Executive Advisor to Cadent Energy Partners from January 2008 to December 2014. Mr. McGovern graduated from the Centenary College of Louisiana in 1973 with a Bachelor of Science in Business. We believe Mr. McGovern’s qualifications to serve on our Board include his 40 years of experience in the energy industry and his extensive executive leadership and management experience, including as the chief executive officer of several public companies.
John (Andy) O’Donnell—Director.  Mr. O’Donnell has served as one of our directors since January 2015. Mr. O’Donnell served as an officer of Baker Hughes Incorporated from 1998 until his retirement in January 2014. In his most recent role he served as Vice President, Office of the CEO of Baker Hughes Incorporated. Prior to that he held multiple leadership positions within Baker Hughes Incorporated, including President of Western Hemisphere, President of BJ Services, President of Baker Petrolite and President of Baker Hughes Drilling Fluids. He was responsible for the process segment, which was divested in early 2004. Mr. O’Donnell also managed Project Renaissance, an enterprise‑wide cost savings effort, completed in 2001. Prior to that he served as Vice President Manufacturing for Baker Oil Tools and Plant Manager for Hughes Tool Company. He joined Hughes Tool Company in 1975 starting his career as a systems analyst. Mr. O’Donnell served as an officer and aviator in the U.S. Marine Corps and holds a B.S. degree from the University of California, Davis. He is a member of the board of directors of CIRCOR International, Inc., where he serves on the Compensation Committee and the Nominating and Governance Committee. We believe Mr. O’Donnell’s qualifications to serve on our Board include his years of experience in the energy industry and his extensive executive leadership and management experience, including as an officer of Baker Hughes Incorporated from 1998 until 2014.
Gary Rosenthal—Director.  Mr. Rosenthal has served as one of our directors since January 2018 and was appointed as Lead Independent Director of the Board in August 2023. Mr. Rosenthal has been a partner in The Sterling Group, L.P., a private equity firm based in Houston, Texas, since January 2005. From October 2013 until February 2018, he was Chairman of the Board of Safe Fleet Investments LLC, a privately held Sterling Group portfolio company. He served as Chairman of the Board of Highline Aftermarket LLC, a former privately held Sterling Group investment, from September 2019 until October 2020 and as a director from April 2016 until October 2020. Mr. Rosenthal has served as Chairman of the Board of Greenbridge Investments LLC since March 2019 and Evergreen Recycling Investments LLC since June 2021 and as a director of Ergotron Investments LLC since July 2022. Greenbridge Investments LLC, Evergreen Recycling Investments LLC and Ergotron Investments LLC are all privately held Sterling Group portfolio companies. From 2001 until 2018, Mr. Rosenthal served as a director and chairman of the Compensation Committee of Oil States International, Inc. He also served as Chairman of the Board of privately held Hydrochem Holdings, Inc. from May 2003 until December 2004. From August 1998 to April 2001, he served as Chief Executive Officer of AXIA Incorporated, a privately held diversified manufacturing company. Beginning in 1991, Mr. Rosenthal served as Executive Chairman and then after its initial public offering until August 1994, as Chairman and Chief Executive Officer of Wheatley-TXT Corp., a manufacturer of pumps and valves for the oilfield. Mr. Rosenthal holds J.D. and A.B. degrees from Harvard University. We believe that Mr. Rosenthal’s qualifications to serve on our Board include his extensive executive leadership experience and his experience in the energy sector.
Bruce Rothstein—Director.  Mr. Rothstein has served as one of our directors since 2011. He previously served as our Chairman of the Board from 2011 to August 2023. Mr. Rothstein co-founded Cadent Energy Partners LLC (“Cadent Energy Partners”), a natural resources private equity firm that invests in companies in the North American energy industry, in 2003 and served as a Member of Cadent Energy Partners from 2003 until March 2021. From November 2005 until November 2017, Mr. Rothstein served on the board of directors of Array Holdings, Inc. From May 2006 to August 2016, he served on the board of directors of Vedco Holdings, Inc. From December 2007 to April 2016, Mr. Rothstein served on the board of directors of Torqued-Up Energy Services, Inc. From December 2008 until February 2012, Mr. Rothstein served as a director of Ardent Holdings, LLC. Mr. Rothstein graduated from Cornell University in 1974 with a Bachelor of Arts in Mathematics and New York University’s Stern School of Business in 1985 with a Master of Business Administration. We believe that Mr. Rothstein’s extensive financial and energy investment experience brings valuable skills to our board of directors and qualifies him to serve on our Board.
Alan Semple—Director.  Mr. Semple has served as one of our directors since April 2017. Since December 2015, Mr. Semple has served as a member of the board of directors and the Audit Committee of Teekay Corporation (NYSE: TK), one of the world’s largest marine energy transportation companies, and as the Audit Committee Chairman since March 2018. From May 2019 until January 2022, Mr. Semple served as a member of the Board of Directors and Chairman of the Audit Committee of Teekay GP, LLC, the general partner of Teekay LNG Partners, LP.  He was formerly Director and Chief Financial Officer at John Wood Group PLC (Wood Group), a provider of engineering, production support and maintenance management services to the oil and gas and power generation industries, a role he held from 2000 until his retirement in May 2015. Prior to this, he held a number of senior finance roles in Wood Group since 1996. Mr. Semple graduated from the University of Strathclyde (Glasgow, Scotland) in 1979 with a Bachelor of Arts degree in Business Administration and is a member of the Institute of Chartered Accountants of Scotland. We believe that Mr. Semple’s more than 30 years of finance experience, primarily in the energy industry, makes him qualified to serve on our Board.
Tym Tombar—Director. Mr. Tombar has served as one of our directors since July 2021. Mr. Tombar is a Managing Director and Co-Founder of Arcadius Capital Partners and its predecessor SW Capital Partners. Since 2011, Arcadius Capital Partners, an energy private equity firm, has invested growth capital into start-ups and early-stage companies in the upstream oil and gas industry. From 2007 to 2011, he was a Managing Director and co-head of Scotiabank’s Energy Private Equity group. Since 2007, Mr. Tombar has served on the boards of over 12 private oil and gas companies. Prior to April 2007, he was a Vice President with Goldman, Sachs & Co. (“Goldman”) and led deal teams through sourcing, execution, and management of a variety of primary market energy investments in securities and loans. Prior to that, Mr. Tombar worked in Goldman’s Investment Banking Division in New York, London and Houston, where he advised several upstream oil and gas, oilfield services and petrochemical clients and executed a variety of transactions for public and private oil and gas companies. Mr. Tombar began his career with Goldman in its Energy & Power Principal Investment Area and Banking Group based in New York in 1994. Mr. Tombar graduated with a Master of Business Administration from Stanford University’s Graduate School of Business and a Bachelor of Arts degree in Applied Math from Harvard University. We believe Mr. Tombar’s qualifications to serve on our Board include his executive leadership and 25 years of investment and finance experience in the energy industry.
Our Executive Officers
Steven Bender—Chief Operating Officer. Steven Bender has been our Chief Operating Officer since August 2023. He served as our Vice President of Operations from 2011 to August 2023. From 2005 to 2011, Mr. Bender served as Rental Business Manager of Wood Group Pressure Control. Mr. Bender graduated from Rice University in 2005 with a Bachelor of Arts in English and Hispanic Studies and the University of Texas at Austin in 2010 with a Master of Business Administration. Mr. Bender is the son of Scott Bender, our Chief Executive Officer, Chairman of the Board of Directors and one of our directors and the nephew of Joel Bender, our President and one of our directors.
Alan Keifer – Interim Chief Financial Officer. Alan Keifer has been our interim Chief Financial Officer since November 2023. Mr. Keifer provided financial reporting and accounting consulting services to the Company from February 2018 until November 2023. He previously held various positions of increasing responsibility at Baker Hughes, Inc., where he served as Vice President, Controller and Chief Accounting Officer from July 1999 to August 2016. Prior to that, he held various finance and accounting roles within Baker Hughes. Mr. Keifer was employed by Ernst and Young prior to joining Baker Hughes in 1990. Mr. Keifer obtained a Bachelor of Business Administration with a major in accounting and a minor in finance in 1977 from The University of Iowa.
William Marsh—Executive Vice President, General Counsel and Corporate Secretary. Mr. Marsh was appointed Executive Vice President and General Counsel in August 2023. Prior to that he served as General Counsel and Vice President of Administration from May 2022, when he joined the Company, until August 2023. Mr. Marsh was previously of counsel with the law firm of Bracewell LLP representing clients in a variety of corporate matters. From 2017 until 2020 he was the Chief Legal Officer of Baker Hughes Company. He served as the Vice President and General Counsel of Baker Hughes Incorporated from 2013 to 2017. Prior to that, he held various executive, legal and corporate roles within Baker Hughes Incorporated. Mr. Marsh was a partner with the law firm of Ballard Spahr prior to joining Baker Hughes in 1998. From March 2015 to March 2017, he served as a member of the Board of Directors of Altabank (NASDQ: ALTA). He has served as a member of the Board of Directors of the Houston World Affairs Council and the Advisory Board of the University of Houston Center for US and Mexican Law. Mr. Marsh obtained a Bachelor of Science in Accounting in 1985 and a Juris Doctor in 1989 from Brigham Young University.
Stephen Tadlock—Executive Vice President, Chief Executive Officer of the Spoolable Technologies segment, and Treasurer. Mr. Tadlock has been our Executive Vice President, the Chief Executive Officer of our Spoolable Technologies segment and our Treasurer since November 2023. Prior to that he served as our Vice President, Chief Financial Officer and Treasurer from March 2019 until November 2023. He served as our Vice President and Chief Administrative Officer from March 2018 until March 2019 and joined our company in June 2017 as our Vice President of Corporate Services. Mr. Tadlock previously worked at Cadent Energy Partners from 2007 to 2017, where he most recently served as a Partner from 2014 to 2017. While at Cadent Energy Partners, Mr. Tadlock managed investments across all energy sectors and worked with Cactus LLC since its founding in 2011 as a board observer. Prior to joining Cadent Energy Partners, Mr. Tadlock was a consultant to Cairn Capital, a London based asset management firm. Previously he was associate to the CEO of SoundView, a publicly traded investment bank in Old Greenwich, Connecticut. Mr. Tadlock began his career as an analyst at UBS Investment Bank in New York, New York. Mr. Tadlock served as a director and chairman of Polyflow Holdings, LLC until his resignation in 2018. Mr. Tadlock also served as a director of Composite Energy Services, LLC and Energy Services Holdings, LLC until his respective resignations in 2017. Mr. Tadlock graduated from Princeton University in 2001 with a Bachelor of Science in Engineering in Operations Research and from the Wharton School at the University of Pennsylvania in 2007 with a Master of Business in Administration.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2024 annual meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee of the Board of Directors of Cactus, Inc.
Michael McGovern, Chairman Melissa Law, Member John (Andy) O’Donnell, Member Gary Rosenthal, Member Tym Tombar, Member

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information about the compensation objectives and policies for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (collectively our named executive officers or “NEOs”) during the last completed fiscal year and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. Throughout this discussion, the following individuals are referred to as our NEOs and are included in the Summary Compensation Table which follows:

Name	Position
Scott Bender(1)	Chief Executive Officer and Chairman of the Board
Joel Bender(1)	President and Director
Stephen Tadlock(2)	Executive Vice President and Treasurer. Chief Executive Officer of the Spoolable Technologies Segment, Former Chief Financial Officer
Alan Keifer(3)	Interim Chief Financial Officer
Steven Bender(1)	Chief Operating Officer
William Marsh(1)	Executive Vice President, General Counsel and Secretary

(1)     On August 1, 2023, certain of our NEOs were appointed to new positions as follows:
•Mr. Scott Bender, who had served as our President, Chief Executive officer and as a member of our Board, was appointed as Chairman of the Board and was replaced by Mr. Joel Bender as President. Mr. Scott Bender still serves as our Chief Executive Officer;
•Mr. Joel Bender, who had served as our Senior Vice President, Chief Operating Officer and as a member of our Board, replaced Mr. Scott Bender as President of the Company and was replaced by Mr. Steven Bender as Chief Operating Officer of the Company. Mr. Joel Bender still serves as a member of our Board;
•Mr. Steven Bender, who had served as our Vice President of Operations, was appointed as Chief Operating Officer of the Company; and
•Mr. Marsh, who had served as our General Counsel, Vice President of Administration and Secretary, was appointed as our Executive Vice President and no longer serves as our Vice President of Administration. Mr. Marsh still serves as our General Counsel and Secretary.
(2)    On October 18, 2023, Stephen Tadlock was appointed Executive Vice President and Chief Executive Officer of our Spoolable Technologies segment. Until Alan Keifer’s appointment as Interim Chief Financial Officer (as discussed below) effective November 13, 2023, Mr. Tadlock continued to serve as our Chief Financial Officer. Mr. Tadlock remains our Executive Vice President and Treasurer.
(3)    Effective November 13, 2023, Alan Keifer was appointed our Interim Chief Financial Officer.
Executive Compensation Philosophy and Objectives
The core principle of our executive compensation philosophy is to pay for performance that is aligned with our business strategy and drives growth in shareholder value over the short and long term. Accordingly, a significant portion of the compensation that we pay to our NEOs is in the form of variable, “at-risk” cash and equity incentives. The following compensation objectives are considered in setting the compensation components for our executive officers:
•Attraction and retention:  providing compensation opportunities that reflect competitive market practices so that we can attract and retain key executives responsible not only for our continued growth and profitability, but also for ensuring proper corporate governance while carrying out the goals and plans of the Company;
•Paying for performance:  linking a significant portion of compensation to variable, “at-risk” incentive compensation with realized values dependent upon financial, operational, and stock price performance to ensure that compensation earned by our NEOs reflects our performance; and
•Shareholder alignment:  providing a balance of short-term and long-term incentive opportunities with a majority of NEO compensation in the form of equity in order to ensure alignment of interests between our NEOs and our shareholders, and to promote an ownership culture among our executive officers.
Our compensation philosophy is supported by the following pay elements:

Grounding Principles
Element	Key Characteristic	Attraction & Retention	Pay for Performance	Shareholder Alignment
Base Salary	• Annual fixed cash compensation • Critical factor in attracting and retaining qualified talent	✓
Short-term Incentives (STI)	• Annual variable cash award • Awards are tied to achievement of key financial and safety objectives	✓	✓	✓
Long-term Incentives (LTI)
• Provided in the form of performance-based and time-based equity
• Promotes alignment with shareholders by tying a majority of NEO compensation to creation of long-term value and by encouraging NEOs to build meaningful equity ownership
		✓	✓	✓
Target Pay Mix
The charts below show the target mix of total direct compensation of our Chief Executive Officer and our other NEOs for 2023. These charts illustrate that a majority of NEO total direct compensation is at-risk (84% for our Chief Executive Officer and an average of 76%(1) for our other NEOs).
(1) Because Mr. Keifer commenced employment in November 2023, Mr. Keifer’s total direct compensation has been annualized for inclusion in the “Other NEOs” chart.

Compensation Program Governance
We have worked extensively and deliberately to develop a thoughtful, fair, and effective executive compensation program that helps us to deliver long-term sustainable growth to our shareholders. The following chart highlights several features of our compensation practices that are intended to meet our objectives:

What We Do		What We Don’t Do
✓	Significant majority of pay at risk	X	No excessive perquisites
✓	50% of NEO LTI value performance-based	X	No guaranteed bonuses
✓	Focus on return of capital	X	No excise tax gross-ups
✓	Balance of short-term and long-term incentives	X	No hedging, pledging and short sales by insiders
✓	Clawback policy for NEOs that applies to cash and equity incentives	X	No option repricing
✓	Share ownership guidelines for NEOs and directors
✓	Regularly evaluate risks of our compensation policy
✓	Independent compensation consultant
✓	One-year minimum vesting requirement for LTIP grants
Say-on-Pay and Say-on-Frequency
At our 2019 Annual Meeting, we held a “say-on-frequency” vote, pursuant to which a plurality of our stockholders expressed their preference for an advisory vote on executive compensation (a “say-on-pay vote”) occurring every three years, and we have implemented their recommendation. Our last say-on-pay vote occurred at our Annual Meeting in 2022. Our Board currently plans to hold another say-on-frequency vote at the 2025 Annual Meeting.
Our Compensation Committee values the opinions of our shareholders regarding NEO compensation. The Compensation Committee welcomes feedback from shareholders on the topic of executive compensation and is open to dialogue with shareholders on the topic. At the 2022 Annual Meeting, we held a say-on-pay vote, pursuant to which our stockholders expressed their support regarding our executive compensation program, with approximately 95% of the shares of our Class A Common Stock and Class B Common Stock present or represented by proxy at the 2022 Annual Meeting and entitled to be voted on the matter voting to approve the compensation of our NEOs. In reviewing our program, our Compensation Committee considered the results of the 2022 say-on-pay vote and the support expressed by stockholders in their overall assessment of our programs. Our Compensation Committee elected to apply similar principles in determining the types and amounts of compensation to be paid to our NEOs for 2023. We will conduct our next say-on-pay vote at the 2025 Annual Meeting.
How We Make Compensation Decisions
Role of the Compensation Committee
The Compensation Committee has the responsibility for reviewing and approving the compensation policies, programs, and plans for our senior officers (including our NEOs) and our non-employee directors. The Compensation Committee’s responsibilities include administering our Management Incentive Plan (“MIP”), which provides for annual cash incentive opportunities, and our long-term incentive plan (the “LTIP”), which provides for the grant of equity-based awards. In addition, the Compensation Committee regularly reviews current best compensation and governance practices to ensure that our executive compensation program is consistent with recent developments and market practice. In overseeing the compensation of our directors and officers, our Compensation Committee considers various analyses and perspectives provided by its independent compensation consultant and by Company management. Subject to Board approval in certain circumstances, the Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program, and the Compensation Committee is under no obligation to use the input of other parties. For more detailed information regarding the Compensation Committee, please refer to the Compensation Committee Charter, which may be accessed via our website at www.cactuswhd.com by selecting “Investors,” “Corporate Governance” and then “Governance Documents.”
Role of Executive Officers in Compensation Decisions
With respect to the compensation of the NEOs other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer and each NEO’s individual performance. In light of our NEOs’ integral role in establishing and executing the Company’s overall operational and financial objectives, the Compensation Committee requests that our CEO provide the initial recommendations on the appropriate goals for the qualitative and quantitative performance metrics used in our short-term cash incentive program. However, the Committee is under no obligation to follow those recommendations, and only Compensation Committee members are allowed to vote on decisions regarding NEO compensation.
The Compensation Committee may invite any NEO to attend Compensation Committee meetings to report on the Company’s progress with respect to the annual quantitative and qualitative performance metrics, but any such officer is excluded from any decisions or discussions regarding his individual compensation. In addition, the Board has granted limited authority to Scott Bender, our Chief Executive Officer, to make awards under the LTIP to certain individuals who are not executive officers.
Role of Independent Compensation Consultant
Pearl Meyer & Partners, LLC (“Pearl Meyer”) serves as independent compensation consultant for, and reports directly to, the Compensation Committee. Representatives of Pearl Meyer attend Compensation Committee meetings as requested and communicate with the Compensation Committee informally between meetings as necessary. Pearl Meyer assists and advises the Compensation Committee on all aspects of our executive compensation program. Services provided by the independent compensation consultant include:
•reviewing the compensation and stock performance of peer companies and recommending changes to our peer group, as necessary;
•reviewing executive compensation based on an analysis of market-based compensation data;
•analyzing the effectiveness of our executive compensation program and recommending changes, as necessary; and
•evaluating how well our executive compensation adheres to program objectives.
To facilitate the delivery of these services to the Compensation Committee, Pearl Meyer interfaces with our management, primarily with our General Counsel. In 2023, Pearl Meyer did not provide any material services to the Company other than those requested by the Compensation Committee in Pearl Meyer’s role as the Committee’s independent advisor. Other than those services requested by the Compensation Committee, Pearl Meyer did not have any business or personal relationships with members of the Compensation Committee or executives of the Company, did not own any of the Company’s common stock and maintained policies and procedures designed to avoid such conflicts of interest. As such, the Compensation Committee determined the engagement of Pearl Meyer in 2023 did not create any conflicts of interest.
Role of Competitive Benchmarking
The Compensation Committee periodically evaluates the Company’s executive compensation against that of comparable companies. The Compensation Committee does not set specific percentile goals against competitive data for purposes of determining executive compensation levels. In establishing individual compensation levels, the Committee considers this competitive data as well as a variety of other factors including individual performance, competencies, scope of responsibility and internal equity.

The Compensation Committee considers the competitive market to consist of the oilfield services industry broadly, as well as other similarly sized companies in related industries that could potentially compete with us for executive talent. The Committee periodically reviews data for a selected peer group approved by the Compensation Committee (the “peer group”), as well as for broader general industry companies of comparable size and business complexity (compensation survey data), as provided to the Committee by their independent advisor. In selecting comparison companies, the Compensation Committee considers various factors including each company’s participation in the energy services sector as well as market capitalization, annual revenues, business complexity, profitability, returns on equity and assets, the number of divisions/segments, countries in which they operate and total number of employees. The selected peer companies are reviewed from time to time to ensure their continued appropriateness for comparative purposes. For the 2023 compensation analysis, the Company used the following peer group companies:

2023 Compensation Peer Group
Archrock, Inc.	ProPetro Holding Corp.
Core Laboratories, NV	Patterson-UTI Energy, Inc.
Dril-Quip, Inc.	Oil States International, Inc.
DMC Global Inc.	ChampionX Corporation
Frank’s International, NV	Liberty Oilfield Services Inc.
Helix Energy Solutions Group, Inc.	USA Compression Partners, LP
Elements of Compensation
Base Salary
Base salary is the guaranteed element of an executive’s direct compensation and is intended to provide a foundation for a competitive overall compensation opportunity for the executive. The Compensation Committee reviews each executive’s base salary annually. Executive officer base salaries are determined after an evaluation that considers the executive’s prior experience and breadth of knowledge. The Compensation Committee also considers compensation data from peer group companies and other similarly sized companies in businesses comparable to the Company’s, the Company’s and the executive’s performance, and any significant changes in the executive’s responsibilities. The Compensation Committee considers all of these factors together plus overall industry conditions.
In January 2023, the Compensation Committee increased the salaries for our NEOs in recognition of their contributions to the Company. The following table details our NEOs’ base salaries for 2022 and 2023 as well as their recently approved base salaries for 2024.

Name	2022 Base Salary	2023 Base Salary	2024 Base Salary
Scott Bender	$400,000	$450,000	$450,000
Joel Bender	400,000	450,000	450,000
Stephen Tadlock	400,000	450,000	450,000
Steven Bender	400,000	450,000	450,000
William Marsh	400,000	450,000	450,000
While Mr. Keifer serves as our Interim Chief Financial Officer, he will receive an annualized base salary of $405,000.
Short-Term Incentives
Our NEOs are eligible for an annual incentive bonus which is designed to focus executives on execution of our annual plan, which is linked to our long-term strategy. Execution against our annual corporate plan is important to drive long-term shareholder value by improving financial strength, managing costs and investing in projects that will deliver future value. We employ financial and safety performance metrics to further specific objectives of our strategy, such as Adjusted EBITDA, Operating Capital Employed (“OCE”) divided by revenue and total recordable incident rate (“TRIR”).
In February 2023, the Board approved the 2023 Management Incentive Plan (the “2023 MIP”). The 2023 MIP targets were modified in May 2023 to account for the FlexSteel acquisition. Under the 2023 MIP, all eligible employees, including NEOs, were eligible to receive base cash bonus payments equal to a certain specified percentage of their annual base salaries (“Target Bonus”) in the event that the Company met the specified performance targets. Bonuses are calculated as a percentage of actual base salary paid in 2023. The approved 2023 Target Bonus percentage for each NEO, which remained unchanged from 2022 (other than for Mr. Keifer who was not an NEO in 2022) is set forth in the table below.

Name	Target Bonus %
Scott Bender	100%
Joel Bender	100%
Stephen Tadlock	80%
Alan Keifer(1)	80%
Steven Bender	80%
William Marsh	75%

(1)    Mr. Keifer’s 2023 MIP was pro-rated to reflect the portion of 2023 that Mr. Keifer served as the Interim Chief Financial Officer.
Target Bonus Opportunity
Performance under the MIP is assessed relative to pre-established goals approved by the Committee near the beginning of the fiscal year. For 2023, the Compensation Committee approved performance objectives under the 2023 MIP after considering a combination of factors, including alignment with the Company’s business strategy, 2023 budget, investor expectations, recommendations from management and the Committee’s assessment of management’s ability to impact outcomes. The 2023 MIP had three performance parameters on which the bonus for our NEOs (which we refer to as our “non-stretch bonus”) was calculated, including (i) Earnings Before Interest, Taxes, Depreciation and Amortization, excluding exceptional items, as defined by the Board (“Adjusted EBITDA”), which was weighted 80% of the 2023 Target Bonus, (ii) OCE divided by revenue, which was weighted 10% of the 2023 Target Bonus, and (iii) TRIR, which was weighted 10% of the 2023 Target Bonus. If the Adjusted EBITDA parameter is met in excess of Target Adjusted EBITDA, participants are eligible for a stretch bonus opportunity that provides the participant with an additional payment in an amount up to 40% of the non-stretch bonus that is actually earned. This means that, depending upon Company performance, actual payouts under the 2023 MIP may be between 0% and 140% of the Target Bonus for each NEO.
Non-Stretch Bonus
Participants begin to earn the non-stretch bonus payout with respect to the Adjusted EBITDA parameter when Adjusted EBITDA performance reaches Threshold Adjusted EBITDA, which was set at 80% of Target Adjusted EBITDA. A full bonus payout with respect to the Adjusted EBITDA parameter is earned when the Company achieves its Target Adjusted EBITDA of $380.0 million. If Adjusted EBITDA is achieved at a level at least equal to Threshold but less than Target, the calculation of the Adjusted EBITDA portion of the bonus payout is linear between Threshold and Target.
Participants begin to earn the non-stretch bonus payout with respect to the OCE/Revenue parameter when the Company achieves its Threshold of 63.1% percent. A full bonus payout on this parameter is earned when the

Company achieves its Target of 60.1%. If OCE/Revenue is achieved at a level between Threshold and Target, the calculation of the OCE/revenue portion of the bonus payout is linear between Threshold and Target.
Participants begin to earn the non-stretch bonus payout when TRIR performance reaches Threshold TRIR of 1.20. A full bonus payout on the TRIR parameter is achieved when safety performance reaches Target TRIR of 1.00 or lower. If TRIR is achieved at a level between Threshold and Target, the calculation of the TRIR portion of the bonus payout is linear between Threshold and Target. The Threshold and Target goals for each of Adjusted EBITDA, OCE/Revenue and TRIR, and the Maximum (Stretch) goal for Adjusted EBITDA, are set forth below.

	Adjusted EBITDA
	(in millions)(1)	Bonus %
Threshold	$304.0	0%
Target	$380.0	100%
Maximum (Stretch)	$456.0	140%

(1)     Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation of actual Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP under “Reconciliation of GAAP to Non-GAAP Financial Measures.”

	OCE/Revenue	Payout
Threshold	63.1%	0%
Target	60.1%	100%

	TRIR	Payout
Threshold	1.20	0%
Target	1.00	100%
Stretch Bonus
As discussed above, when the Adjusted EBITDA parameter is met in excess of Target Adjusted EBITDA, participants become eligible to receive a stretch bonus that equals a percentage, up to 40%, of the non-stretch bonus that is actually earned. The maximum stretch bonus (40% of the non-stretch bonus actually earned) is achieved when Maximum (Stretch) Adjusted EBITDA is met, which was set at 120% of Target Adjusted EBITDA. If Adjusted EBITDA is achieved at a level at least equal to Target but less than Maximum (Stretch), the calculation of stretch bonus percentage is linear between Target and Maximum (Stretch) levels. The stretch bonus goals are set forth below:

	Adjusted EBITDA	Stretch
	(in millions)(1)	Bonus %
Target	$380.0	0%
Maximum (Stretch)	$456.0	40%
2023 Award Determination
For 2023, the actual Adjusted EBITDA performance was $398.1 million, which exceeded the Target level. This resulted in the NEOs earning 100% of the non-stretch bonus attributable to the Adjusted EBITDA parameter and a stretch bonus of 8.8%. Actual OCE/Revenue performance in 2023 was 54.7%, which exceeded the Target level and resulted in the NEOs earning 100% of their non-stretch bonus attributable to the OCE/Revenue parameter. The 2023 TRIR performance was 1.15, which exceeded the Threshold level and reflected an improvement from last year's TRIR result but was below our Target levels and resulted in our NEOs receiving 25% of their non-stretch bonus attributable to the TRIR parameter. The tables below summarize (i) the metrics and performance standards approved for the 2023 MIP and management’s level of achievement under the plan and (ii) the calculation of the 2023 bonus payment, inclusive of the non-stretch bonus and the stretch bonus:

	($ in millions)				% of Target
Performance Parameter	Threshold	Target	Stretch	Actual
Adjusted EBITDA	$304.0	$380.0	$456.0	$398.1	104.8%
OCE/Revenue	63.1%	60.1%		54.7%	100.0%
TRIR	1.20	1.00		1.15	25%

Performance Parameter	Parameter % Earned	Weighting	Target Bonus % Earned
Adjusted EBITDA	100.0%	80.0%	80.0%
OCE/Revenue	100.0%	10.0%	10.0%
TRIR	25.0%	10.0%	2.5%
Total Non-Stretch Bonus Earned			92.5%
Stretch Component(1)	23.8%	40.0%	8.8%
Total Bonus Percentage			101.3%

(1)    The stretch bonus is determined by multiplying the percentage at which the non-stretch bonus was earned by the percentage at which the stretch bonus was earned. For 2023, the stretch bonus equaled 8.8% of each NEO’s Target Bonus percentage, or the non-stretch bonus earned at 92.5% multiplied by the stretch bonus percentage of 40% multiplied by the 23.8% stretch percentage earned.
Long-Term Incentives
Our Compensation Committee has implemented a long‑term incentive plan (the “LTIP”) for the primary purpose of aligning the long-term interests of our NEOs and those of our shareholders through the use of multi-year vesting and realized value of equity incentives that are contingent upon our stock price performance. Equity awards under the LTIP also promote long-term share ownership by our NEOs. The LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock‑based awards, cash awards, substitute awards and performance awards. The Board has delegated to the Compensation Committee the authority to administer the LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards. In addition, the Board has granted limited authority to Scott Bender, our Chief Executive Officer, to make awards under the LTIP to certain individuals who are not executive officers.
Annual Grants
The Compensation Committee makes annual awards under the LTIP, and in 2023, the Compensation Committee approved LTIP awards using a mix of 50% performance stock units (“PSUs”) and 50% time-based restricted stock units (“RSUs”). Under the PSU awards granted to our NEOs in 2023, NEOs may earn shares based upon the company’s Return on Capital Employed (“ROCE”) performance during a three-year performance period ending on December 31, 2025. The PSU Award Agreement provides for the issuance of a number of shares of our common stock within 60 days of the end of the performance period based on the Company’s average annual ROCE during the applicable performance period, subject to a maximum based on the Company’s ROCE relative to the ROCE of the median performer of the Company’s compensation peer companies during such performance period. The RSU awards granted to our NEOs in 2023 (the “annual RSUs”) vest one-third on each of the first, second and third anniversaries of the grant date.

Supplemental 2023 RSU Grants
On February 24, 2023, the Compensation Committee approved a supplemental one-time RSU grant to Mr. Tadlock and Mr. Marsh, granted effective March 10, 2023 (the “Supplemental Tadlock RSUs” and the “Supplemental Marsh RSUs,” respectively), in recognition of the accomplishment of the Company during 2022, subject to the same terms and conditions as the annual RSUs and with a grant date value of approximately $500,000.
On February 24, 2023, the Compensation Committee also approved a one-time RSU grant under the LTIP to each of Messrs. Tadlock and Steven Bender, granted effective March 10, 2023, in recognition of the management needs of the Company and Messrs. Tadlock’s and Steven Bender’s contributions, each with a grant date value of approximately $4,000,000 (the “Tadlock RSUs” and the “Steven Bender RSUs,” respectively). The Tadlock RSUs and Steven Bender RSUs will cliff vest on the fourth anniversary of the grant date.
2023 LTIP Awards
On March 10, 2023, all of our NEOs other than Mr. Keifer received grants of PSUs and annual RSUs and Messrs. Tadlock and Steven Bender received the Tadlock RSUs and Steven Bender RSUs, respectively. The 2023 PSU and RSU grants to our NEOs are set forth in the table below.

NEO(1)	Target # of PSUs Awarded(2)	# of RSUs Awarded(3)	Approximate Compensation Value Intended to be Delivered(4)
Scott Bender	22,913	22,913	$2,250,000
Joel Bender	22,913	22,913	$2,250,000
Stephen Tadlock (annual LTIP award)	13,748	13,748	$1,350,000
Stephen Tadlock (Supplemental Tadlock RSUs)	—	10,184	$500,000
Stephen Tadlock (Tadlock RSUs)	—	81,467	$4,000,000
Steven Bender (annual LTIP award)	13,748	13,748	$1,350,000
Steven Bender (Steven Bender RSUs)	—	81,467	$4,000,000
William Marsh (annual LTIP award)	9,165	9,165	$900,000
William Marsh (Supplemental Marsh RSUs)	—	10,184	$500,000

(1) As Mr. Keifer was appointed Interim Chief Financial Officer effective as of November 13, 2023, and did not previously serve as an employee of the Company, Mr. Keifer did not receive an annual 2023 award.
(2)     PSU awards vest upon the conclusion of the three-year performance period ending December 31, 2025 based on the Company’s ROCE performance.
(3)    The annual RSUs, the Supplemental Tadlock RSUs and the Supplemental Marsh RSUs each vest 33% per year, beginning on the first anniversary of the grant date. The Tadlock RSUs and the Steven Bender RSUs cliff vest on the fourth anniversary of the grant date.
(4)     PSUs valued at target performance.
2023-2025 Performance Stock Unit Metrics and Goals:

	Weight	Threshold	Target	Maximum
	(% of Target)	(50% Payout)	(100% Payout)	(200% Payout)
ROCE for January 1, 2023 to December 31, 2025(1)	100%	15%	20%	25%

(1)    The PSUs cliff vest upon the conclusion of the three-year performance period based on the ROCE performance.

If the Company’s ROCE performance falls between any of these payout levels, the percentage multiple of the target PSUs will be interpolated based on the actual ROCE of the Company in relation to the payout levels. Notwithstanding the foregoing, in the event the Company’s ROCE for the performance period is less than the ROCE of the median performer of the Company’s peer companies (as defined per the agreement), when ranked by ROCE over the performance period, then the number of earned PSUs will be capped at 100% of the target number of PSUs.

2021 to 2023 Performance Stock Units (“2021 PSUs”)

Messrs. Scott Bender, Joel Bender, Steven Bender and Stephen Tadlock were granted PSUs in 2021 that were earned and became vested based on the level of achievement of the Company’s Return on Capital Employed during the performance period beginning on January 1, 2021 and ending on December 31, 2023 (“2021 ROCE”). Actual 2021 ROCE was approximately 38%, which exceeded the maximum 2021 ROCE goal of 25% or greater, and resulted in the 2021 PSUs being earned and vesting at 200%.
Other Compensation Practices and Policies
Stock Ownership Guidelines
Our Stock Ownership Guidelines establish stock ownership thresholds for our NEOs and non-employee directors as follows:

Position	Required Level of Ownership
Chief Executive Officer	6 times base salary
Other NEOs	2 times base salary
Non-Employee Directors	3 times annual cash retainer for Board service(1)

(1)     Effective January 1, 2024, our non-employee directors will be required to establish a stock ownership threshold of 4 times their annual cash retainer for Board service.
Stock ownership levels must be achieved by each NEO or non-employee director within five years of becoming subject to the guidelines, or within five years of any material change to the guideline level of ownership. As of March 28, 2024, each of our NEOs, other than Mr. Keifer who joined the Company in November 2023, and non-employee directors met or exceeded the ownership expectations under the guidelines.
Clawback Policy
We adopted a policy for the recovery of erroneously awarded compensation (the “Clawback Policy”) in compliance with the new rules adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Clawback Policy provides that in the event of certain restatements of our financial statements, the result of which is that certain incentive-based compensation received on or after October 2, 2023 would have been a lower amount had it been calculated based on such restated results, the Compensation Committee must recover for the benefit of the Company the difference between the gross amount of the compensation actually paid to the executive and the gross amount of the corrected amount based on the restated financial results.
Retirement, Health and Welfare Benefits
The Company offers retirement, health and welfare benefits to all of its full-time U.S. employees including executive officers. Executive officers are eligible for these benefits on the same basis as other employees. Health and welfare benefits we offer to our employees include: medical, vision and dental coverage, life insurance, accidental death and dismemberment, short and long-term disability insurance, flexible spending accounts and employee assistance.

The Company also offers a defined contribution 401(k) retirement plan to all of its full-time U.S. employees, including the NEOs. Participants may contribute from 1% to 85% of their base pay and cash incentive compensation (subject to U.S. Internal Revenue Service (“IRS”) limitations), and the Company has historically made matching contributions under this plan on the first 7% of the participant’s compensation (100% match of the first 3% employee contribution and 50% match on the next 4% employee contribution). Company matching contributions vest 20% per year on the first five anniversaries of the respective employee’s hire date.
Perquisites
We provide Scott Bender, Joel Bender, Stephen Tadlock and Steven Bender with bi-weekly vehicle allowances.
Compensation Risk
Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Our compensation strategies are designed to encourage company growth and appropriate risk taking but not to encourage excessive risk taking. We also attempt to design the compensation program for our larger general employee population so that it does not inappropriately incentivize our employees to take unnecessary risks in their day-to-day activities. We recognize, however, that there are trade-offs and that it can be difficult in specific situations to maintain the appropriate balance. As such, we continue to evaluate our programs with a goal of preventing them from becoming materially imbalanced one way or the other.
Our compensation arrangements contain certain design elements that are intended to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include a maximum amount that can be earned under our annual incentive cash compensation program. We also provide compensation to our NEOs in the form of a reasonable base salary. We want our executives to be motivated to achieve our short-term and long-term goals, without sacrificing our financial and corporate integrity in trying to achieve those goals. While an executive’s overall compensation should be strongly influenced by the achievement of specific financial and operational targets, we also believe that a portion of an executive’s compensation should be awarded in components that provide a degree of financial certainty. In combination with our risk management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our NEOs, are reasonably likely to have a material adverse effect on us.
Employment, Severance and Change-in-Control Agreements
Employment Agreements
In April 2021, the Company entered into Second Amended and Restated Employment Agreements (as amended and restated, each, an “Employment Agreement”) with Messrs. Scott and Joel Bender in order to establish new three-year terms of employment with each. Under each Employment Agreement, Messrs. Scott and Joel Bender are entitled to receive severance compensation if his employment is terminated under certain conditions, such as a termination by the executive officer for “good reason” or by us without “cause,” each as defined in the agreements and further described below under “—Potential Payments upon Termination or Change of Control.” In addition, the agreements provide for:
•specified minimum base salaries;
•participation in all of our employee benefit plans to the extent the executive is eligible thereunder;
•termination benefits, including, in specified circumstances, severance payments; and
•an annual cash bonus of up to 100% of annual base salary (“Base Bonus”) and an opportunity to earn an additional Stretch Bonus opportunity of up to 40% of the Base Bonus in the good faith discretion of the Board if the executive satisfies budgetary and performance goals, as determined annually by the Board.
We have not entered into separate severance agreements with Messrs. Scott and Joel Bender and instead rely on the terms of each executive’s Employment Agreement to dictate the terms of any severance arrangements. The Employment Agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control but do provide for salary continuation payments and subsidized health and welfare benefits upon the termination of the executive’s employment for “good reason” or without “cause.” Severance payments that could become payable to Messrs. Scott and Joel Bender pursuant to these arrangements have been described in more detail below under “—Potential Payments upon Termination or Change of Control—Employment Agreements.”
Offer Letters
In connection with Messrs. Tadlock and Marsh joining the Company in May 2017 and May 2022, respectively, the Company provided them with offer letters establishing the terms of their employment, including their compensation. Pursuant to the terms of the offer letters, Messrs. Tadlock and Marsh are eligible to participate in the Company’s management incentive plan, as described above under “—Elements of Compensation—Short-Term Incentives,” and the Company’s long-term incentive plan, as described above under “—Elements of Compensation—Long-Term Incentives,” and are also eligible to participate in and receive benefits offered to our employees and to receive certain other fringe benefits. Additionally, Mr. Tadlock’s offer letter provides that he is eligible to receive severance payments should a merger or sale transaction result in Mr. Tadlock being terminated by the new entity. Severance payments that could become payable to Mr. Tadlock pursuant to his offer letter have been described in more detail below under “—Potential Payments upon Termination or Change of Control—Employment Agreements.” Under the terms of his offer letter, Mr. Marsh was eligible to receive a one-time RSU award with a grant date value of $400,000 that will vest in equal one-third installments over the three years.
Non-Compete Agreements
In connection with our IPO, on February 12, 2018, Cactus LLC entered into amended and restated noncompetition agreements (each, a “Noncompetition Agreement”) with each of Scott Bender and Joel Bender. Each of the Noncompetition Agreements provide that, for a period of one year following termination of his employment, Scott Bender and Joel Bender will not (i) compete against us in connection with our business, (ii) solicit or induce any of our employees to leave his or her employment with us or hire any of our employees or (iii) solicit or entice customers who were our customers within the one‑year period immediately prior to his date of termination to cease doing business with us or to begin doing business with our competitors.

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by or paid to our NEOs:

Name and Principal Position	Year	Salary	Bonus(1)	Non-Equity Incentive Plan Compensation(2)	Stock Awards(3)	All Other Compensation(4)	Total
Scott Bender, Chief Executive Officer and Chairman of the Board(5)	2023	$442,308	$—	$448,035	$1,951,730	$29,593	$2,871,666
	2022	392,308	—	473,095	2,158,932	28,140	3,052,475
	2021	225,294	24,964	234,968	1,533,220	13,400	2,031,846
Joel Bender, President and Director(5)	2023	442,308	—	448,035	1,951,730	35,970	2,878,043
	2022	392,308	—	473,095	2,158,932	33,770	3,058,105
	2021	249,231	—	259,932	1,533,220	13,400	2,055,783
Stephen Tadlock, Executive Vice President, CEO Spoolable Technologies Segment and Treasurer, Former Chief Financial Officer	2023	442,308	—	358,428	5,074,471	30,619	5,905,826
	2022	395,000	25,000	381,073	863,572	29,122	1,693,767
	2021	328,719	—	274,266	616,360	11,313	1,230,658
Alan Keifer, Interim Chief Financial Officer(6)	2023	54,519	—	44,180	—	—	98,699
Steven Bender, Chief Operating Officer	2023	442,308	—	358,428	4,640,734	25,675	5,467,145
	2022	392,308	—	378,476	863,572	24,890	1,659,246
	2021	249,231	34,417	207,946	613,274	10,456	1,115,324
William Marsh, Executive Vice President, General Counsel and Corporate Secretary(7)	2023	442,308	—	336,026	1,214,411	19,212	2,011,957
	2022	253,846	25,000	229,590	1,230,600	923	1,739,959

(1)    In recognition of the work performed on the acquisition of FlexSteel Holdings, Inc. and certain of its affiliates, the Compensation Committee awarded a $25,000 bonus award to each of Mr. Tadlock and Mr. Marsh in 2022.
(2)    Amounts of “Non-Equity Incentive Plan Compensation” paid to each applicable NEO were made pursuant to the Company’s short-term incentive program. In calculating payments due under the 2023 Non-Equity Incentive Plan, the Company used the NEO’s eligible earnings as a basis to determine the bonus amount. For a description of this plan please see “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentives.”
(3)    The amounts reported in this column represent the aggregate grant date fair value of RSUs and target PSUs granted to each NEO and computed in accordance with FASB ASC Topic 718. The value of the PSUs, if paid out at maximum performance is $1,951,729, $2,158,932 and $1,533,220 for both Mr. Scott Bender and Mr. Joel Bender; $1,171,055, $863,572 and $616,360 for Mr. Tadlock; $1,171,055, $863,572 and $613,274 for Mr. Steven Bender for 2023, 2022, and 2021, respectively, and $780,675 and $820,400 for Mr. Marsh for 2023 and 2022.

(4)    Amounts reflected within the “All Other Compensation” column for 2023 are comprised of the following amounts:

Name	Employer Contributions to 401(k) Plan	Vehicle Allowance
Scott Bender	$15,193	$14,400
Joel Bender	21,570	14,400
Stephen Tadlock	16,219	14,400
Alan Keifer	—	—
Steven Bender	11,275	14,400
William Marsh	19,212	—
(5)    Although Messrs. Scott and Joel Bender each serve on our Board, they are not compensated for their services as directors.
(6)    Mr. Keifer assumed the role of Interim Chief Financial Officer, effective November 13, 2023.
(7)    Mr. Marsh assumed the role of General Counsel, Vice President of Administration and Secretary, effective May 17, 2022.
Grants of Plan Based Awards
The following table provides information about equity and non-equity awards granted to our NEOs in 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott Bender		$—	$442,308	$619,231
	3/10/2023				11,457	22,913	45,826		$975,865
	3/10/2023							22,913	975,865
Joel Bender		—	442,308	619,231
	3/10/2023				11,457	22,913	45,826		975,865
	3/10/2023							22,913	975,865
Stephen Tadlock		—	353,846	495,385
	3/10/2023				6,874	13,748	27,496		585,527
	3/10/2023							13,748	585,527
	3/10/2023							10,184	433,737
	3/10/2023							81,467	3,469,680
Alan Keifer		—	43,615	61,062
Steven Bender		—	353,846	495,386
	3/10/2023				6,874	13,748	27,496		585,527
	3/10/2023							13,748	585,527
	3/10/2023							81,467	3,469,680
William Marsh		—	331,731	464,423
	3/10/2023				4,583	9,165	18,330		390,337
	3/10/2023							9,165	390,337
	3/10/2023							10,184	433,737

(1)     Amounts in these columns represent the threshold, target and maximum estimated payouts for 2023 MIP cash bonus awards. Mr. Keifer’s 2023 MIP was pro-rated to reflect the portion of 2023 that Mr. Keifer served as the Interim Chief Financial Officer. The actual value of bonuses paid to our NEOs for 2023 under this program can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)     Shares in these columns represent the threshold, target and maximum number of estimated PSUs eligible for vesting per the award agreements executed on March 10, 2023 for all NEOs other than Mr. Keifer who did not receive a PSU grant given that he joined the Company as an employee in November of 2023. “Threshold” reflects the lowest possible payout (50% of the grant) if baseline performance goals are met, “Target” represents the number of PSUs awarded under each grant, and “Maximum” reflects the highest possible payout (200% of the grant). The award agreements under which the PSUs were issued provide that no PSUs will vest unless the threshold level of performance is achieved. Vested PSUs are paid in shares of our Class A Common Stock, and the payout, if any, with respect to PSUs will occur at the end of the three-year performance period. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—2023 LTIP Awards” for more information regarding these PSUs. The target number of PSUs granted was determined based on the average of the closing price on the 20 business days prior to the grant date.
(3)     This column includes the number of annual RSUs granted to our NEOs other than Mr. Keifer who did not receive annual RSUs given that he joined the Company as an employee in November of 2023, the Supplemental Tadlock RSUs, the Supplemental Marsh RSUs and the Tadlock RSUs and Steven Bender RSUs, in each case, granted during 2023. The number of RSUs granted was determined based on the average of the closing price on the 20 business days prior to the grant date.
(4)     The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. With respect to the PSU awards, this column reflects the grant date fair value for such PSUs at target.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table reflects information regarding outstanding stock awards held by our NEOs, other than Mr. Keifer who did not hold any stock awards, as of December 31, 2023.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Scott Bender	3/11/2021	7,786(2)	$353,484
	3/11/2022	12,290(3)	586,568	19,380(5)	$879,852
	3/10/2023	22,913(4)	1,040,250	22,913(6)	1,040,250
Joel Bender	3/11/2021	7,786(2)	$353,484
	3/11/2022	12,290(3)	586,568	19,380(5)	$879,852
	3/10/2023	22,913(4)	1,040,250	22,913(6)	1,040,250
Stephen Tadlock	3/11/2021	3,130(2)	$142,102
	3/11/2022	5,168(3)	234,627	7,752(5)	$351,941
	3/10/2023	13,748(4)	624,159	13,748(6)	624,159
	3/10/2023	10,184(4)	462,354
	3/10/2023	81,467(7)	3,698,602
Steven Bender	3/11/2021	3,114(2)	$141,376
	3/11/2022	5,168(3)	234,627	7,752(5)	$351,941
	3/10/2023	13,748(4)	624,159	13,748(6)	624,159
	3/10/2023	81,467(7)	3,698,602
William Marsh	5/24/2022	10,939(8)	$496,631	8,204(5)	$372,462
	3/10/2023	9,165(4)	416,091	9,165(6)	416,091
	3/10/2023	10,184(4)	462,354

(1)    The market value of these units is based on $45.40 per share, the closing price of the Company’s Class A Common Stock on December 29, 2023, the last trading day of the fiscal year.
(2)     Reflects RSUs which vested on March 11, 2024.
(3)     Reflects RSUs which vest over two years in equal annual installments on March 11, 2024 and March 11, 2025.
(4)     Reflects RSUs which vest over three years in equal annual installments on March 10, 2024, March 10, 2025 and March 10, 2026.
(5)     Reflects PSUs which will vest on December 31, 2024 subject to the Company’s satisfaction of ROCE performance targets.
(6)     Reflects PSUs, which vest on December 31, 2025 subject to the Company’s satisfaction of ROCE performance targets. See “Compensation Discussion and Analysis—Elements of Compensation—2023 LTIP Awards.”
(7)     Reflects RSUs which cliff vest on March 10, 2027.
(8)     Reflects RSUs which vest over two years in equal annual installments on May 24, 2024 and May 24, 2025.

Stock Vested
The following table provides information for our NEOs (other than Mr. Keifer, who did not have any RSU or PSU awards vest in 2023) on the number of shares of Class A Common Stock acquired upon the vesting of RSU and PSU awards in 2023 and the value realized, in each case before payment of any applicable withholding tax.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Pre-tax Value Realized on Vesting ($)
Scott Bender	79,264	$3,507,126
Joel Bender	79,264	3,507,126
Stephen Tadlock	34,304	1,513,779
Steven Bender	34,145	1,506,743
William Marsh	5,470	193,966

(1)     Reflects shares received pursuant to RSU and PSU awards vesting in 2023. The value realized upon vesting of these awards represents the aggregate dollar amount realized by the NEO upon vesting computed by multiplying the number of shares of stock by the closing price of the underlying shares on the applicable vesting dates. For Messrs. Scott Bender, Joel Bender, Stephen Tadlock and Steven Bender, RSUs vested on March 11, 2023 and the closing price of the Class A Common Stock was $42.59 and PSUs vested on December 31, 2023 and the applicable closing price of the Class A Common Stock on the last trading day before such date (December 29, 2023) was $45.40. For Mr. Marsh, RSUs vested on May 24, 2023 and the closing price of the Class A Common Stock was $35.46.
Pension Benefits and Nonqualified Deferred Compensation
We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.
Potential Payments Upon Termination or Change of Control
Each of our NEOs may be entitled to certain severance and other benefits upon a termination of employment under their respective award agreements and employment agreements, as described in further detail below. The description of the relevant terms of such award agreements and employment agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements and severance agreements previously filed.
Employment Agreements
Scott Bender and Joel Bender Employment Agreements
We have entered into employment agreements with Messrs. Scott and Joel Bender. The Employment Agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control but do provide for salary continuation payments and subsidized health and welfare benefits upon the termination of the executive’s employment for “good reason” or without “cause.” To receive benefits under the Employment Agreements, the executive officer will be required to execute a release of all claims against the Company.
Termination for Good Reason or Without Cause. If either Scott or Joel Bender terminates his employment for “good reason” or is terminated by us without “cause,” he will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination, his then‑current base salary and benefits (except car and expense reimbursement benefits) for the remaining term of the Employment Agreement if such term is greater than one year, or if such term is not greater than one year, one year from the date of termination, paid in lump sum within 60 days after the executive’s separation from service.
Termination Due to Disability. If either Scott or Joel Bender’s employment is terminated by either us or the executive due to disability, he will be entitled to receive as severance his then‑current base salary and benefits through the remainder of the calendar month during which such termination is effective and for the lesser of (a) six consecutive months thereafter or (b) the date on which disability insurance benefits commence under any disability insurance coverage which may be provided by us, paid in lump sum within 30 days after the executive’s termination due to disability.
Termination Due to Death. If either Scott or Joel Bender’s employment is terminated due to death, his estate will be entitled to receive his then‑current base salary and accrued benefits through the end of the calendar month in which his death occurs, paid in lump sum within 30 days after the executive’s termination due to death.
For purposes of Scott and Joel Bender’s Employment Agreements:
•The term “cause” means the executive (i) is convicted of, or enters a nolo contendre or guilty plea with respect to, a crime involving fraud, theft, embezzlement or other act of material dishonesty or the Board’s loss of confidence in the executive because he is convicted of, or enters a nolo contendre or guilty plea with respect to, any felony or crime involving moral turpitude; (ii) commits any other material breach of any of the provisions of his employment agreement other than a breach which (being capable of being remedied) is remedied by him within 14 days of being called upon to do so in writing by us; or (iii) fails to perform his duties and responsibilities (other than a failure from disability) for a period of 30 consecutive days.
•The term “good reason” means any of the following: (i) we commit any material breach of the provisions of the executive’s Employment Agreement; (ii) we assign the executive to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the effective date of the Employment Agreement; (iii) the requirement by us that the executive be based anywhere other than Houston, Texas, provided that such a change in geographic location be deemed material; or (iv) any decrease of more than 10% in the executive’s base salary as of the effective date of the Employment Agreement. In any case, the executive must provide written notice of termination for good reason within 90 days of the initial existence of the condition at issue, and we will have the opportunity to cure such circumstances within a 30‑day period of receipt of such notice.
Stephen Tadlock Offer Letter
Pursuant to the terms of his offer letter, Mr. Tadlock will be eligible to receive six months of severance should a merger or sale transaction result in Mr. Tadlock being terminated by the new entity.
LTIP Awards
Annual Award Agreements
The Company’s annual RSU award agreements provide that restricted stock units will become fully vested on (i) the date a Change of Control occurs, (ii) the termination of an employee’s employment due to his or her death or a Disability or (iii) upon the employee’s Normal Retirement. As used in the annual RSU award agreements, “Disability” means that the employee is unable to perform the essential functions of their duties for three consecutive months, or three months during any six-month period, as determined after an examination by a medical doctor selected by written agreement of the employee and the Company. As used in the annual RSU award agreements, “Normal Retirement” means an employee’s separation from service without Cause on or following the age of 65. For purposes of the annual RSU award agreements, “Cause” means the employee (i) is convicted of, or enters a nolo contendere or guilty plea with respect to a crime involving fraud, theft, embezzlement or other act of material dishonesty, the Board’s loss of confidence in the employee because he or she is convicted of or enters a nolo contendere or guilty plea with respect to any felony or crime involving moral turpitude; (ii) commits any other material breach of any of the provisions of their employment agreement with the Company (if applicable) or any material employment contract, policy or agreement the employee has entered into with the Company, other than a breach which (being capable of being remedied) is remedied by the employee within fourteen days of being called upon to do so in writing by the Company; or (iii) fails to perform their duties and responsibilities (other than a failure resulting from Disability).
The Company’s PSU award agreements provide that 100% of target PSUs shall immediately become earned units upon (i) the employee’s termination of employment due to death or Disability or (ii) the employee’s Normal Retirement. As used in the PSU award agreement, the term “Disability” means an employee’s inability to perform the essential functions of their duties for three consecutive months or three months during any six-month period, and the term “Normal Retirement” means an employee’s separation from service without Cause on or following the age of 65. In the event of a change in control, the performance period will be deemed to have ended, and the Company shall calculate the number of earned units to which the employee is entitled (if any) based on actual performance during the truncated period.
Supplemental Award Agreements
The Tadlock RSU and Steven Bender RSU award agreements provide that the restricted stock units will become fully vested on (i) the date a Change in Control occurs, (ii) the termination of either of Messrs. Tadlock’s or Steven Bender’s employment due to his death or Disability or (iii) upon either of Messrs. Tadlock’s or Steven Bender’s Normal Retirement. The Tadlock RSU and Steven Bender RSU award agreements provide that a pro rata portion of the restricted stock units will vest upon either of Messrs. Tadlock’s or Steven Bender’s termination without Cause after the second anniversary of the grant date, with such pro rata portion based on the time employed over the vesting period. Each of Disability, Normal Retirement and Cause have the same definitions ascribed thereto in the annual RSU award agreements.
Management Incentive Plan Awards
The Company’s Management Incentive Plan provides that participants whose employment ends before the bonus payments are made forfeit all rights to participate in the Management Incentive Plan and to receive any bonus relating to prior service, except for the following:
•Injury, disability or ill-health (as determined by the Compensation Committee);
•Change of control; or
•Death.
Quantification of Payments
Shown in the table below are potential payments upon the assumed (i) involuntary not for Cause termination or termination by the NEO for “Good Reason,” (an “Involuntary Termination”) other than during the 24-month period following a Change of Control, or (ii) Involuntary Termination during the 24-month period following a Change of Control of the Company, occurring as of December 31, 2023. In addition, the table that follows shows the potential payments upon the hypothetical (i) disability, retirement or death of our NEOs, and (ii) Change of Control of the Company, in each case, occurring as of December 31, 2023. The table includes estimated amounts because actual amounts to be paid can only be determined at the time of such executive’s separation from the Company or upon a Change of Control.

		Potential Payments Upon Termination and Change of Control
Executive Benefits and Payments Upon Separation		Termination for Cause	Involuntary Termination without a Change of Control	Involuntary Termination with a Change of Control	Disability	Death	Change of Control (No Termination)
Scott Bender	Compensation:
	Cash Severance	$—	$450,000	$450,000	$225,000	$37,500	$—
	Stock Awards(1)	—	3,900,405(4)	5,820,507	3,900,405	3,900,405	5,820,507
	Performance Cash Awards(2)	—	—	448,035	448,035	448,035	448,035
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	14,616	14,616	7,308	1,218	—
Total		$—	$4,365,021	$6,733,158	$4,580,748	$4,387,158	$6,268,542
Joel Bender	Compensation:
	Cash Severance	$—	$450,000	$450,000	$225,000	$37,500	$—
	Stock Awards(1)	—	—	5,820,507	3,900,405	3,900,405	5,820,507
	Performance Cash Awards(2)	—	—	448,035	448,035	448,035	448,035
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	14,616	14,616	7,308	1,218	—
Total		$—	$464,616	$6,733,158	$4,580,748	$4,387,158	$6,268,542
Stephen Tadlock	Compensation:
	Cash Severance	$—	$—	$225,000	$—	$—	$—
	Stock Awards(1)	—	—	7,114,044	6,137,944	6,137,944	7,114,044
	Performance Cash Awards(2)	—	—	358,428	358,428	358,428	358,428
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	—	—	—	—	—
Total		$—	$—	$7,697,472	$6,496,372	$6,496,372	$7,472,472
Alan Keifer	Compensation:
	Cash Severance	$—	$—	$—	$—	$—	$—
	Stock Awards(1)	—	—	—	—	—	—
	Performance Cash Awards(2)	—	—	44,180	44,180	44,180	44,180
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	—	—	—	—	—
Total		$—	$—	$44,180	$44,180	$44,180	$44,180
Steven Bender	Compensation:
	Cash Severance	$—	$—	$—	$—	$—	$—
	Stock Awards(1)	—	—	6,650,964	5,674,864	5,674,864	6,650,964
	Performance Cash Awards(2)	—	—	358,428	358,428	358,428	358,428
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	—	—	—	—	—
Total		$—	$—	$7,009,392	$6,033,292	$6,033,292	$7,009,392
William Marsh	Compensation:
	Cash Severance	$—	$—	$—	$—	$—	$—
	Stock Awards(1)	—	—	2,952,180	2,163,628	2,163,628	2,952,180
	Performance Cash Awards(2)	—	—	336,026	336,026	336,026	336,026
	Benefits & Perquisites:
	Health and Welfare Benefits(3)	—	—	—	—	—	—
Total		$—	$—	$3,288,206	$2,499,654	$2,499,654	$3,288,206

(1)     Reflects the value of unvested annual RSU and PSU awards as of December 31, 2023 that would be accelerated as a result of the separation event or change in control based on the Company’s stock price of $45.40, which was the closing market price of the Company’s Class A Common Stock as of December 29, 2023, the last trading day of the fiscal year. In the event of an NEO’s death or disability or upon a change in control, all unvested RSUs would have vested. In the event of Messrs. Tadlock’s or Steven Bender’s termination without Cause, no portion of the Tadlock RSUs or Steven Bender RSUs would have vested because such termination would have occurred less than two years from the grant date. For PSUs, (i) upon an NEO’s death or disability, the PSUs would have vested at 100% and (ii) upon a change in control, the performance period is deemed to have ended and a calculation is made to determine the number of earned units for the truncated period. As of December 31, 2023, the Company’s ROCE performance relating to the 2022 and 2023 PSU grants exceeded the maximum level as of December 31, 2023; therefore, the PSUs would have vested at 200% upon a change in control event.
(2)    Reflects each NEO’s 2023 performance cash award earned under the Company’s short-term incentive program.
(3)     Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the NEO under the Company’s health and welfare benefit plans for the applicable continuation period specified in the Executive Agreements.
(4)     Due to Mr. Bender’s eligibility for “Normal Retirement” treatment under the RSU and PSU award agreements, in the event of a separation from service without cause, this reflects the value of unvested RSUs and PSUs held by Mr. Bender as of December 31, 2023 that would be accelerated upon his “Normal Retirement.”
2023 Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than the Chief Executive Officer) and the annual total compensation of Scott Bender, our Chief Executive Officer.
For 2023, our last completed fiscal year:
•Scott Bender had total annual compensation of $2,871,666 as reflected in the Summary Compensation Table.
◦Our median employee’s annual total compensation was $98,835.
◦As a result, we estimate that Scott Bender’s 2023 annual total compensation was approximately 29 times that of our median employee.
•To identify the median employee, we took the following steps:
◦We determined that, as of December 1, 2023, our employee population consisted of 1,640 individuals. This population consisted of our full-time and part-time employees (including both active employees and employees on leave as of December 1, 2023).
◦We selected December 1, 2023 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.
◦We used a consistently applied compensation measure to identify our median employee by comparing the actual amount of salary or wages as reflected in our payroll records. Compensation was annualized for employees that were not employed by us for all of 2023.
◦For our employees located outside of the United States, we obtained similar payroll records and converted such information into U.S. dollars using the year-end currency exchange rate.

•To determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:
◦After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2023 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
◦With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table.
Pay Versus Performance

					Value of Initial Fixed $100
					Investment Based on:		In thousands
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income	Adjusted EBITDA
2023	$2,871,666	$2,328,935	$3,272,334	$3,721,264	$132.28	$115.10	$214,840	$398,065
2022	3,052,475	4,343,372	2,037,769	2,931,606	$146.45	$112.94	145,122	227,925
2021	2,031,846	3,713,542	1,358,309	2,045,335	$110.98	$69.94	67,470	120,355
2020	1,655,662	2,367,716	1,067,903	1,289,806	$75.96	$57.92	59,215	121,022

(1)     The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Scott Bender, in the Summary Compensation Table for the fiscal years presented.
(2)    The dollar amounts reported represent the amount of “compensation actually paid” or “CAP”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO or other NEOs during the applicable year, but do include the year-end value of equity awards granted during the reported year and the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.
(3)    For 2023, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A in this proxy statement. For 2022, reflects compensation information for Mr. Joel Bender, Mr. Tadlock, Mr. Steven Bender and Mr. William Marsh. For 2021 and 2020, reflects compensation information for Mr. Joel Bender, Mr. Tadlock, Mr. Steven Bender and Mr. David Isaac, our former General Counsel who was also an NEO in 2021 and 2020.
(4)    Reflects cumulative total shareholder return of the PHLX Oil Service Index for each applicable fiscal year calculated based on a fixed investment of $100 and assuming dividends are reinvested. The PHLX Oil Service Index is the peer group used for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Cactus’ Annual Report on Form 10-K for the year ended December 31, 2023. To better align with SEC guidance, the table reports the PHLX Oil Service Index “XOSX” value (rather than the “OSX” value reported in the proxy statement with respect to our 2023 annual meeting of stockholders) as this value assumes dividend reinvestment. This update is not a change in our peer group, but reflects an update to the way we calculate peer company total shareholder return.
To calculate the amounts in the “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” columns in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation and the average of our NEOs’ other than our CEO’s “Total” compensation, in each case, as reported in the Summary Compensation Table:

	As Reported in Summary Compensation Table(1)		Equity Award Adjustments

Year	Total	Stock Awards	Fair Value at Year End of Unvested RSUs and PSUs that were Granted in Current Year(2)	Increase/(Decrease) in Fair Value at End of Year of Unvested RSUs and PSUs from End of Prior Year(3)	Increase/(Decrease) in Fair Value at Vesting Date of RSUs and PSUs from End of Prior Year(4)	Fair Value as of Prior Year End of RSUs and PSUs Granted in Prior Year that Failed to Vest(5)	Total Compensation Actually Paid

CEO
2023	$2,871,666	$(1,951,730)	$2,080,500	$(194,818)	$(476,683)	$—	$2,328,935
2022	3,052,475	(2,158,932)	1,948,078	694,224	1,226,233	(418,706)	4,343,372
2021	2,031,846	(1,533,220)	1,781,281	1,198,870	234,765	—	3,713,542
2020	1,655,662	(1,500,004)	2,931,927	(337,589)	(382,280)	—	2,367,716

Non-CEO NEOs
2023	$3,272,334	$(2,576,269)	$3,432,830	$(110,944)	$(296,687)	$—	$3,721,264
2022	2,037,769	(1,279,169)	1,185,885	327,583	823,993	(164,455)	2,931,606
2021	1,358,309	(824,882)	958,359	565,614	175,583	(187,648)	2,045,335
2020	1,067,903	(807,012)	1,577,409	(259,659)	(288,835)	—	1,289,806
(1)     Reflects, for Mr. Scott Bender, the applicable amounts reported in the “Summary Compensation Table Total for CEO” column in the table above and the “Stock Awards” column in the Summary Compensation Table, and for the Non-CEO NEOs, the amounts reported in the “Average Summary Compensation Table Total for Non-CEO NEOs” column in the table above and the average of the amounts reported in the “Stock Awards” column in the Summary Compensation Table.
(2)     Reflects the fair value, with respect to Mr. Scott Bender, and the average of the fair value, with respect to the Non-CEO NEOs, as of the end of the covered year of RSUs and PSUs granted in the covered year that were outstanding and unvested (in whole or in part) as of the end of the covered year.
(3)     Reflects the change in fair value, with respect to Mr. Scott Bender, and the average of the change in fair value, with respect to the Non-CEO NEOs, from the end of the prior year to the end of the covered year of RSUs and PSUs granted in a prior year that remained outstanding and unvested (in whole or in part) as of the end of the covered year.
(4)     Reflects the change in fair value, with respect to Mr. Scott Bender, and the average of the change in fair value, with respect to the Non-CEO NEOs, from December 31 of the prior fiscal year to the vesting date in the covered year, when such awards were granted in a prior year.
(5)     Reflects the fair value, with respect to Mr. Scott Bender, and the average of the fair value, with respect to the Non-CEO NEOs, in each case, as of the end of the prior year of awards granted in a prior fiscal year that failed to meet the applicable vesting conditions during the covered year.

Description of Relationships Between Pay and Performance

Financial Performance Measure Used by the Company to Link Compensation Actually Paid to the NEOs for the Most Recently Completed Fiscal Year
The following table identifies the three most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” to our CEO and other NEOs in 2023, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures on our NEO’s compensation is discussed in the CD&A above.

Financial Performance Measures
Adjusted EBITDA
OCE/revenue
ROCE

Reconciliation of GAAP to Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company's computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below. See the following reconciliation (in thousands):

Year Ended December 31, 2023
Net income	$214,840
Interest income, net	6,480
Income tax expense	47,536
Depreciation and amortization	65,045
EBITDA	333,901
Other non-operating expense(1)	(4,490)
Transaction related expenses(2)	12,183
Remeasurement loss on earn-out liability(3)	14,850
Inventory step-up expense(4)	23,516
Stock-based compensation	18,105
Adjusted EBITDA	$398,065

(1)     Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.
(2)    Reflects fees and expenses recorded in connection with the FlexSteel acquisition.
(3)    Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(4)    Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

DIRECTOR COMPENSATION
Pursuant to our non-employee director compensation program, in 2023, each non-employee director received the following compensation for his or her service on our Board:
•a cash retainer of $80,000 per year, payable quarterly in arrears;
•an additional cash retainer of $20,000 per year, payable quarterly in arrears if such non‑employee director serves as the chairperson of our Audit Committee and an additional cash retainer of $10,000 per year for each other member of our Audit Committee;
•an additional cash retainer of $10,000 per year, payable quarterly in arrears if such non‑employee director serves as the chairperson of our Compensation Committee and an additional cash retainer of $5,000 per year for each other member of our Compensation Committee;
•an additional cash retainer of $10,000 per year, payable quarterly in arrears if such non‑employee director serves as the chairperson of our Nominating and Governance Committee and an additional $5,000 per year for each other member of our Nominating and Governance Committee; and
•annual equity‑based compensation with an aggregate grant date value of $100,000.
In addition, a cash retainer of $20,000 per year is payable to a non‑employee Chairman of the Board quarterly in arrears. Each director is reimbursed for out‑of‑pocket expenses incurred in connection with attending board and committee meetings.
In August 2023, the non-employee director compensation program was amended to provide that, beginning January 1, 2024, the annual cash retainer and equity-based compensation paid to each non-employee director for service on the Board would be increased to $94,000 and $141,000, respectively.
Messrs. Scott and Joel Bender, as employees of the Company, do not receive compensation for their services as directors in addition to their employee compensation described above. The table below reflects the compensation provided during 2023 to each member of our Board who was not employed by the Company.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Bruce Rothstein	$91,740	$86,756	$178,496
Melissa Law	95,000	86,756	181,756
Michael McGovern	100,000	86,756	186,756
John (Andy) O’Donnell	100,000	86,756	186,756
Gary L. Rosenthal	95,000	86,756	181,756
Alan Semple	105,000	86,756	191,756
Tym Tombar	95,000	86,756	181,756

(1)     The amounts shown in this column reflect cash fees earned by each director during 2023 and does not reflect any reimbursements for expenses incurred while attending board or committee meetings.
(2)     Amounts reported in this column represent the grant date fair market value determined in accordance with FASB ASC Topic 718 of restricted stock units granted during 2023 (granted on March 10, 2023).
Consistent with the director compensation program described above, on March 10, 2023, the Compensation Committee made grants of 2,037 restricted stock units at a fair value of $42.59 per share to each of our non-employee directors. These awards of restricted stock units will vest in full on the first anniversary of the date of grant and are subject to forfeiture pursuant to the terms of the notice of grant and award agreement under which they were granted as well as the terms of the LTIP on that date.

As of December 31, 2023, the aggregate number of unvested restricted stock unit awards held by non-employee directors were as follows:

Name	Stock Awards (#)(1)
Bruce Rothstein	2,037
Melissa Law	2,037
Michael McGovern	2,037
John (Andy) O’Donnell	2,037
Gary L. Rosenthal	2,037
Alan Semple	2,037
Tym Tombar	2,037

(1)     RSUs vested on March 10, 2024.

CORPORATE GOVERNANCE
Composition of our Board
Our business and affairs are managed under the direction of our Board. Our Board consists of nine members, including our Chief Executive Officer. Among the nine members of our Board, we have one female director and one director who is a member of a racial or ethnic minority group. In connection with our IPO, we entered into a Stockholders’ Agreement with Cadent Energy Partners II, L.P. (“Cadent”) and Cactus WH Enterprises, LLC (“Cactus WH Enterprises”) a Delaware limited liability company owned by Messrs. Scott Bender, Joel Bender and Steven Bender and certain of our other employees. The Stockholders’ Agreement was amended in 2021 after Cadent withdrew from the Agreement. Until January 29, 2023, when it expired by its terms, the Amended and Restated Stockholders’ Agreement provided Cactus WH Enterprises with the right to designate a certain number of nominees to our Board so long as it and its respective affiliates collectively beneficially owned at least 5% of the outstanding shares of our common stock. See “Transactions with Related Persons—Amended and Restated Stockholders’ Agreement.”
In evaluating director candidates, our Board will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance our Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties. Our directors are currently divided into three classes serving staggered three‑year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2024, 2025 and 2026, respectively. Messrs. McGovern, O’Donnell and Tombar have been assigned to Class I. Messrs. Semple and Joel Bender and Ms. Law have been assigned to Class II. Mr. Rothstein, Scott Bender and Mr. Rosenthal have been assigned to Class III. At each of the Company’s annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. As set forth below in “Proposal Three: Amendment of the Company’s Charter to Declassify the Board,” we have proposed amendments to the Company’s Charter to remove the three separate classes of directors of the Board and replace them with one class of directors over a three-year phase-in period.
Our Board has reviewed the independence of our directors using the independence standards of the New York Stock Exchange (“NYSE”) and the SEC, and based on this review, determined that Messrs. McGovern, O’Donnell, Rosenthal, Rothstein, Semple and Tombar and Ms. Law are independent within the meaning of the NYSE listing standards currently in effect and within the meaning of Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Committees of our Board
We have a standing Audit Committee, Compensation Committee and a Nominating and Governance Committee. Below is a summary of our committee structure and membership information as of March 28, 2024:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Melissa Law	Member	Member
Michael McGovern	Member	Chairman
John (Andy) O’Donnell	Member	Member	Member
Gary Rosenthal		Member	Chairman
Alan Semple	Chairman		Member
Tym Tombar	Member	Member

Audit Committee
Rules implemented by the NYSE and the SEC require us to have an Audit Committee comprised of at least three directors who meet the independence and experience standards established by the NYSE and the Exchange Act. Our Audit Committee is currently comprised of Messrs. Semple, McGovern, O’Donnell and Tombar and Ms. Law, each of whom are independent under the rules of the SEC. SEC rules also require that a public company disclose whether or not its audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. Our Board has determined that Messrs. Semple, McGovern and Tombar satisfy the definition of an “audit committee financial expert.” Mr. Semple serves as the chairman of the Audit Committee.
The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our internal audit function and our independent accountants and our accounting practices. The Audit Committee also assists the Board in fulfilling its risk management oversight responsibilities by overseeing our major financial and information technology risk exposures and the steps our management has taken to monitor and control these exposures. In addition, the Audit Committee assists our Board in fulfilling its oversight responsibilities regarding our compliance programs relating to legal and regulatory requirements. We have adopted an Audit Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Audit Committee charter is available on our website at www.cactuswhd.com.
Compensation Committee
Our Compensation Committee is currently comprised of Messrs. McGovern, O’Donnell, Rosenthal and Tombar and Ms. Law, all of whom meet the independence standards established by the NYSE. Mr. McGovern serves as the chairman of the Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees. The Compensation Committee also administers our incentive compensation plans. We have adopted a Compensation Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Compensation Committee charter is available on our website at www.cactuswhd.com.
Nominating and Governance Committee
Our Nominating and Governance Committee is currently comprised of Messrs. O’Donnell, Rosenthal and Semple, all of whom meet the independence standards established by the NYSE. Mr. Rosenthal serves as the chairman of the Nominating and Governance Committee. The Nominating and Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. The Nominating and Governance Committee will consider candidates for director nomination recommended by any stockholder, provided that such recommendations are properly submitted. For information regarding recommending a candidate for nomination as a director for the 2025 Annual Meeting of Stockholders and the procedures to be followed, please see the section of this Proxy Statement below entitled “Stockholder Proposals; Identification of Director Candidates.” We have adopted a Nominating and Governance Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Nominating and Governance Committee charter is available on our website at www.cactuswhd.com.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions and is available on our website at www.cactuswhd.com. We will provide a copy of this document to any person, without charge, upon request, by writing to us at Cactus, Inc., Investor Relations, 920 Memorial City Way, Suite 300, Houston, Texas 77024. We intend to satisfy the disclosure requirement under Item 406 of Regulation S-K regarding amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our website at the address and the location specified above.
Corporate Governance Guidelines
Our Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” covers the following principal subjects:
•the size of the Board;
•qualifications and independence standards for the Board;
•director responsibilities;
•Board leadership;
•meetings of the Board and of non-employee directors;
•committee functions and independence of committee members;
•compensation of the Board;
•self-evaluation and succession planning;
•ethics and conflicts of interest;
•stockholder communications with directors; and
•access to senior management and to independent advisors.
The Corporate Governance Guidelines are posted on our website at www.cactuswhd.com. The Corporate Governance Guidelines are reviewed periodically and as necessary by our Board for its approval. The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Proxy Access
Our amended and restated bylaws permit a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company’s outstanding voting power entitled to vote generally in the election of directors continuously for at least three years, subject to certain limitations, to nominate and include in the Company’s proxy statement director candidates constituting up to the greater of two individuals or 20% of our Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s bylaws. For information regarding how to include a director nominee in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders, please see the section of this Proxy Statement below entitled “Stockholder Proposals; Identification of Director Candidates.”
Anti-Hedging and Pledging Policies
Our directors and executive officers are prohibited from hedging their ownership of Company stock. Furthermore, our directors and executive officers are prohibited from pledging their Company stock.
Board Leadership
Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. Our Board’s responsibility is one of oversight, and in performing its oversight role, our Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.
In accordance with our Corporate Governance Guidelines, our Board selects the Company’s Chairman and the Company’s CEO in any way it considers in the best interests of the Company and, accordingly, does not have a policy on whether the roles of Chairman and CEO should be separate or combined and, if separate, whether the Chairman should be selected from the independent directors. At the present time, Scott Bender serves as Chairman and CEO. Our board believes that our CEO is well suited to serve as the Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities for the Company, leading the board in discussions regarding our business and strategic direction, and focusing the board on execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while our CEO brings significant financial and operational experience based on his past and present senior policy making positions. Our board believes that the combined role of Chairman CEO promotes strategy development and execution, and facilitates information flow between management and the board.
In connection with Mr. Scott Bender’s appoint as Chairman, our Board affirmed its commitment to having strong independent leadership by unanimously appointing Mr. Rosenthal as Lead Independent Director. As Lead Independent Director, Mr. Rosenthal, among other things, establishes the agenda for and presides over meetings of the independent directors, presides over any portions of meetings of the Board of Directors at which the evaluation or compensation of the CEO is presented or discussed and presides over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed.
Executive Sessions of Non-Employee Directors
Our Board holds regular executive sessions in which the non-employee directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. Mr. Rosenthal, as Lead Independent Director, presides over the executive sessions of the non-employee directors.
Communications with the Board
Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of the Board or any other director in particular to: Cactus, Inc., 920 Memorial City Way, Suite 300 Houston, Texas 77024 Attention General Counsel. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by our Board. To the extent the subject matter of a communication relates to matters that have been delegated by our Board to a committee or to an executive officer of the Company, then our General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of our Board or an executive officer does not imply or create any fiduciary duty of our Board members or executive officer to the person submitting the communications.
Oversight of Risk Management
Risk assessment, management and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us, including information security and cybersecurity risks. Throughout the year, senior management reviews these risks at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, finance and reporting, legal and compliance, and other risks and presents the steps taken by management to mitigate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole. Our Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists our Board in fulfilling its oversight responsibilities by overseeing our major financial and information technology risk exposures and the steps our management has taken to monitor and control these exposures.
Specific to information security and cybersecurity risks, our Audit Committee is responsible for oversight of our programs and procedures related to cybersecurity risk. Management provides periodic reports to the Audit Committee on cybersecurity risk. The Audit Committee reports significant findings from these reports to the full Board of Directors
Additionally, our Compensation Committee assists our Board with overseeing the management of risks relating to our compensation arrangements with senior officers and our Nominating and Governance Committee assists our Board with risks associated with succession planning and the independence of our Board.
Management prepares an annual Enterprise Risk Management (“ERM”) report for the Board. A preliminary draft of the ERM is presented to the Audit Committee for review for its input. That input is incorporated into the final report that is presented to and discussed with the Board. That report also addresses environmental, social and governance risk facing the Company and identifies specific ways the Company can mitigate those risks. For example, the Company’s recent acquisition of FlexSteel Holdings LLC will allow the Company to expand its presence in the carbon capture area and to diversify from its historical pure oilfield focus. As discussed above, risks specific to information security and cybersecurity are discussed with and presented to our Board as well as the audit committee on a quarterly basis.
Attendance at Annual Meetings
While we have no formal policy regarding director attendance at the annual meetings of stockholders, directors are encouraged to attend our annual meetings, if practicable. All of the directors attended our annual meeting held in 2023.
Board and Committee Meeting Attendance
During 2023, the entire Board held eight meetings, the Audit Committee held five meetings, the Nominating and Governance Committee held two meetings and the Compensation Committee held four meetings. Each of our directors, other than Mr. O'Donnell, attended more than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he or she served (held during the period that he or she served). Mr. O’Donnell attended approximately 74% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he served. Mr. O’Donnell missed a Board meeting, Compensation Committee meeting and Nominating and Governance Committee meeting, all held on the same day, due to the need to attend to an urgent family matter. Not including those meetings, Mr. O’Donnell attended approximately 88% of the total number of Board meetings and the total number of meetings held by all committees on which he served.
Compensation Committee Interlocks and Insider Participation
During 2023, our Compensation Committee consisted of Messrs. McGovern, O’Donnell, Rosenthal and Tombar and Ms. Law. During 2023, no member of the Compensation Committee was or had been an officer or employee of the Company or had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2023, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or the Compensation Committee of Cactus Inc.

Involvement in Certain Legal Proceedings
During the past 10 years, none of our directors or executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of February 29, 2024, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each NEO of the Company, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock issuable upon the vesting of RSUs held by that person that will vest within 60 days of February 29, 2024, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder. All of such information is based on publicly available filings, unless otherwise known to us from other sources. As of February 29, 2024, 65,322,730 shares of our Class A Common Stock and 14,033,979 shares of our Class B Common Stock were outstanding. Unless otherwise noted, the mailing address of each person or entity named below is 920 Memorial City Way, Suite 300 Houston, Texas 77024.

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)
	Class A Common Stock		Class B Common Stock		Combined Voting Power(2)
	Number	% of class	Number	% of class	Number	% of class
5% Stockholders
Cactus WH Enterprises, LLC(3)	—	—%	12,566,793	89.5%	12,566,793	15.8%
FMR LLC(4)	6,659,275	10.2%	—	—%	—	8.4%
The Vanguard Group(5)	6,533,086	10.0%	—	—%	6,533,086	8.2%
BlackRock, Inc.(6)	5,068,881	7.8%	—	—%	5,068,881	6.4%
Directors and NEOs:
Scott Bender(3),(7)	146,620	*	12,566,793	89.5%	12,713,413	16.0%
Joel Bender(3),(7)	183,582	*	12,566,793	89.5%	12,750,375	16.1%
Stephen Tadlock(7)	82,636	*	—	—%	82,636	*
Alan Keifer	—	—%	—	—%	—	—%
Steven Bender(7)	68,967	*	—	—%	68,967	*
William Marsh(7)	8,150	*	—	—%	8,150	*
Melissa Law(7)	10,451	*	—	—%	10,451	*
Michael McGovern(7)	22,350	*	—	—%	22,350	*
John (Andy) O’Donnell(7)	22,350	*	—	—%	22,350	*
Gary Rosenthal(7)	17,183	*	—	—%	17,183	*
Bruce Rothstein(7),(8)	12,177	*	167,186	1.2%	179,363	*
Alan Semple(7)	34,010	*	—	—%	34,010	*
Tym Tombar(7)	21,887	*	—	—%	21,887	*
Directors and executive officers as a group (13 persons)	630,363	1.0%	12,733,979	90.7%	13,364,342	16.8%

*    Less than 1.0%
(1)Subject to the terms of the Cactus Companies LLC Agreement (as defined below), each holder of common units representing limited liability company interests in Cactus Companies (such units, “CC Units” and holders of CC Units, “CC Unit Holders”), subject to certain limitations, has the right (the “CC Unit Redemption Right”) to cause Cactus Companies to acquire all or at least a minimum portion of its CC Units for, at our election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each CC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the CC Unit Redemption Right, Cactus Inc. (instead of Cactus Companies) will have the right (the “CC Unit Call Right”) to acquire each tendered CC Unit directly from the exchanging CC Unit Holder for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CC Units pursuant to the CC Unit Redemption Right or our CC Unit Call Right, the corresponding number of shares of Class B Common Stock will be canceled. See “Transactions with Related Persons—Cactus Companies LLC Agreement.” The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock, except to the extent this power may be shared with a spouse.
(2)Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. The CC Unit Holders hold one share of Class B Common Stock for each CC Unit that they own. Each share of Class B Common Stock has no economic rights but entitles the holder thereof to one vote for each CC Unit held by such holder. Accordingly, the CC Unit Holders collectively have a number of votes in Cactus Inc. equal to the number of CC Units that they hold.
(3)Scott Bender and Joel Bender control Cactus WH Enterprises and may be deemed to share voting and dispositive power over the 12,566,793 shares listed as being owned by Cactus WH Enterprises and, therefore, will also be deemed to be the beneficial owners of such shares.
(4)Based on Amendment No. 1 to Schedule 13G, filed February 12, 2024 by FMR LLC which states that FMR LLC has sole voting power over 6,658,573 shares of our Class A Common Stock and sole dispositive power over 6,659,275 shares of our Class A Common Stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)Based on Amendment No. 6 to Schedule 13G, filed February 12, 2024 by The Vanguard Group (“Vanguard”), which states that Vanguard has shared voting power over 116,500 shares of our Class A Common Stock, sole dispositive power over 6,354,388 shares of our Class A Common Stock and shared dispositive power over 178,698 shares of our Class A Common Stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(6)Based on Amendment No. 5 to Schedule 13G, filed on January 26, 2024 by BlackRock, Inc., (“BlackRock”) a parent holding company, which states that BlackRock and its affiliates have sole voting power over 4,976,469 shares of our Class A Common Stock and sole dispositive power over 5,068,881 shares of our Class A Common Stock. All shares covered by such filings are held by BlackRock and/or its subsidiaries. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(7)Includes the following number of RSUs with respect to shares of Class A Common Stock that were scheduled to vest and settle within 60 days of February 29, 2024:

Name	PSUs	RSUs
Scott Bender	46,716	21,884
Joel Bender	46,716	21,884
Stephen Tadlock	18,780	13,692
Steven Bender	18,686	10,281
William Marsh	—	6,450
Melissa Law	—	2,037
Michael McGovern	—	2,037
John (Andy) O’Donnell	—	2,037
Gary Rosenthall	—	2,037
Bruce Rothstein	—	2,037
Alan Semple	—	2,037
Tym Tombar	—	2,037
(8)The Class B Common Stock held by Mr. Rothstein includes 144,390 shares held in trusts for members of his family.
Changes in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth certain information relating to our LTIP as of December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	739,784	N/A	3,009,742
Total	739,784	N/A	3,009,742

(1)This column reflects all shares of Class A Common Stock subject to time-based restricted stock units and performance-based stock units granted under the LTIP that were outstanding and unvested as of December 31, 2023. No stock options or warrants have been granted under the LTIP. For additional information regarding the LTIP, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentives.”
(2)No stock options have been granted under the LTIP, and the RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)This column reflects the total number of shares of Class A Common Stock remaining available for issuance under the LTIP as of December 31, 2023.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.
Our Board has adopted a written Related Party Transactions policy. Pursuant to this policy, our Audit Committee has and will continue to review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
Internal Reorganization
On February 28, 2023, the Company, through one of its subsidiaries, completed its previously announced merger of the FlexSteel business (the “Merger”) through a merger with HighRidge Resources, Inc. and its subsidiaries (“HighRidge), including FlexSteel Holdings, Inc. Subsequent to the Merger, FlexSteel Holdings, Inc. was converted into a limited liability company, now named FlexSteel Holdings, LLC (“FlexSteel”). Also subsequent to the Merger, the Company contributed HighRidge to Cactus Acquisitions LLC (“Cactus Acquisitions”), a newly created entity, whereby HighRidge was converted into a limited liability company. Finally, Cactus Acquisitions contributed FlexSteel to Cactus Companies, which, as described below, had previously acquired all of the outstanding units representing ownership interests in the former operating subsidiary of the Company, Cactus LLC (“CW Units”) in exchange for an equal number of units representing ownership interests in Cactus Companies (“ CC Units") prior to the Merger closing.
On February 27, 2023, in order to facilitate the Merger, an internal reorganization (the “CC Reorganization”) was completed in which Cactus Companies, a wholly-owned subsidiary of the Company formed on February 6, 2023, acquired all of the outstanding CW Units, in exchange for an equal number of CC Units issued to each of the previous owners of CW Units. The Company is a holding company whose only material asset is a direct and indirect equity interest consisting of CC Units following the completion of the CC Reorganization (which were CW Units from the IPO until the CC Reorganization). The Company was the sole managing member of Cactus LLC upon completion of our IPO until the CC Reorganization and became the sole managing member of Cactus Companies upon completion of the CC Reorganization.
In connection with the CC Reorganization, the Company and the remaining owners of CC Units entered into the Amended and Restated Limited Liability Company Operating Agreement of Cactus Companies (the “Cactus

Companies LLC Agreement”), which contains substantially the same terms and conditions as the Second Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC, dated as of December 29, 2022 (the “Cactus Wellhead LLC Agreement”), which was the limited liability company operating agreement of Cactus LLC prior to the CC Reorganization. See “—Cactus Wellhead LLC Agreement” and “—Cactus Companies LLC Agreement.” The Company was responsible for all operational, management and administrative decisions relating to Cactus LLC’s business for the period from completion of our IPO until the CC Reorganization and is responsible for all operational, management and administrative decisions relating to the Cactus Companies’ business for periods after the CC Reorganization.
Cactus Wellhead LLC Agreement
Under the Cactus Wellhead LLC Agreement, prior to the CC Reorganization, each holder of a CW Unit (“CW Unit Holders”), subject to certain limitations, had the right (the “CW Unit Redemption Right”), to cause Cactus LLC to acquire all or at least a minimum portion of its CW Units for, at Cactus LLC’s election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each CW Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the CW Unit Redemption Right, Cactus Inc. (instead of Cactus LLC) had the right (the “CW Unit Call Right”), to acquire each tendered CW Unit directly from the exchanging CW Unit Holder for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CW Units pursuant to the CW Unit Redemption Right or our CW Unit Call Right, the corresponding number of shares of Class B Common Stock would have been canceled. In addition, any redemptions involving all of the CW Units held by a CW Unit Holder (subject to the discretion of Cactus Inc. to suspend or otherwise restrict redemptions under certain circumstances) could have occurred at any time. As the CW Unit Holders would redeem their CW Units, our membership interest in Cactus LLC would be correspondingly increased, the number of shares of Class A Common Stock outstanding would be increased, and the number of shares of Class B Common Stock outstanding would be reduced.
Any exercise by Cactus LLC or Cactus Inc. of the right to acquire redeemed CW Units for cash had to be approved by our Board. Neither Cactus Inc. nor Cactus LLC elected to acquire CW Units for cash in connection with exchanges by CW Unit Holders. Cactus Inc. policy required that any exercise by Cactus Inc. or Cactus LLC of the right to acquire redeemed CW Units for cash had to be approved by a majority of those members of our Board who had no interest in such transaction.
The holders of CW Units, including us, would generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Cactus LLC and would be allocated their proportionate share of any taxable loss of Cactus LLC. Net profits and net losses of Cactus LLC generally would be allocated to holders of CW Units on a pro rata basis in accordance with their respective percentage ownership of CW Units, except that certain non pro rata adjustments would be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. To the extent Cactus LLC had available cash and subject to the terms of any credit agreements or debt instruments, we caused Cactus LLC to make (i) pro rata distributions to the holders of CW Units, including us, in an amount at least sufficient to allow us to pay our taxes and make payments under the Tax Receivable Agreement (“TRA”) with certain current or past direct and indirect owners of Cactus LLC and (ii) non pro rata payments to Cactus Inc. to reimburse us for our corporate and other overhead expenses incurred by us in connection with serving as a managing member of Cactus LLC.
The Cactus Wellhead LLC Agreement provided that, except as otherwise determined by us, at any time we issued a share of our Class A Common Stock or any other equity security, the net proceeds received by us with respect to such issuance, if any, would be concurrently invested in Cactus LLC, and Cactus LLC would issue to us one CW Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A Common Stock were redeemed, repurchased or otherwise acquired, Cactus LLC would redeem, repurchase or otherwise acquire an equal number of CW Units held by us, upon the same terms and for the same price, as the shares of our Class A Common Stock were redeemed, repurchased or otherwise acquired.

On December 29, 2022, Cactus LLC and its members entered into the Second Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC, dated December 29, 2022, which amended and restated in its entirety the Cactus Wellhead LLC Agreement to, among other things, clarify that Cactus LLC could make non-pro rata distributions to its members to fund an acquisition.
Cactus Companies LLC Agreement
Under the Cactus Companies LLC Agreement, after the CC Reorganization, each holder of a CC Unit, subject to certain limitations, has the right (the “CC Unit Redemption Right”) to cause Cactus Companies to acquire all or at least a minimum portion of its CC Units for, at Cactus Companies’ election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each CC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the CC Unit Redemption Right, Cactus Inc. (instead of Cactus Companies) will have the right (the “CC Unit Call Right”) to acquire each tendered CC Unit directly from the exchanging CC Unit Holder for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CC Units pursuant to the CC Unit Redemption Right or our CC Unit Call Right, the corresponding number of shares of Class B Common Stock will be canceled. In addition, any redemptions involving all of the CC Units held by a CC Unit Holder (subject to the discretion of Cactus Inc. to suspend or otherwise restrict redemptions under certain circumstances) may occur at any time. As the CC Unit Holders redeem their CC Units, our membership interest in Cactus Companies will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class B Common Stock outstanding will be reduced.
Any exercise by Cactus Companies or Cactus Inc. of the right to acquire redeemed CC Units for cash must be approved by our Board. To date, neither Cactus Inc. nor Companies have elected to acquire CC Units for cash in connection with exchanges by CC Unit Holders. It is the policy of Cactus Inc. that any exercise by Cactus Inc. or Cactus Companies of the right to acquire redeemed CC Units for cash must be approved by a majority of those members of our Board who have no interest in such transaction.
Under the Cactus Companies LLC Agreement, we have the right to determine when distributions will be made to CC Unit Holders and the amount of any such distributions. If we authorize a distribution, generally, such distribution will be made to the holders of CC Units on a pro rata basis in accordance with their respective percentage ownership of CC Units. Cactus Companies may make non-pro rata distributions to its members to fund an acquisition.
The holders of CC Units, including us, will generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Cactus Companies and will be allocated their proportionate share of any taxable loss of Cactus Companies. Net profits and net losses of Cactus Companies generally will be allocated to holders of CC Units on a pro rata basis in accordance with their respective percentage ownership of CC Units, except that certain non pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. To the extent Cactus Companies has available cash and subject to the terms of any current or future credit agreements or debt instruments, we intend to cause Cactus Companies to make (i) pro rata distributions to the holders of CC Units, including us, in an amount at least sufficient to allow us to pay our taxes and make payments under the Tax Receivable Agreement with TRA Holders (as defined below) and (ii) non pro rata payments to Cactus Inc. to reimburse us for our corporate and other overhead expenses incurred by us in connection with serving as a managing member of Cactus Companies.
The Cactus Companies LLC Agreement provides that, except as otherwise determined by us, at any time we issue a share of our Class A Common Stock or any other equity security, the net proceeds received by us with respect to such issuance, if any, shall be concurrently invested in Cactus Companies, and Cactus Companies shall issue to us one CC Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A Common Stock are redeemed, repurchased or otherwise acquired, Cactus Companies shall redeem, repurchase or otherwise acquire an equal number of CC Units held by us, upon the same terms and for the same price, as the shares of our Class A Common Stock are redeemed, repurchased or otherwise acquired.
Cactus Companies will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Cactus Companies will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Cactus Companies, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the members in proportion to the number of CC Units owned by each of them.
For the year ended December 31, 2023, Cactus Companies (Cactus LLC prior to the CC Reorganization) distributed $75.8 million to Cactus Inc. to fund its dividend, TRA liability and estimated tax payments and made pro rata distributions to the other members totaling $16.6 million. Two of our independent directors, Messrs. O’Donnell and Rothstein, had the right to receive pro rata distributions with respect to their percentage ownership of CC Units (CW Units prior to the CC Reorganization). During 2023, Messrs. O’Donnell and Rothstein (directly and through trusts established for the benefit of Mr. Rothstein’s family) received approximately $9 thousand and $0.2 million, respectively, in pro rata distributions from Cactus Companies (Cactus LLC prior to the CC Reorganization). During 2023, a company controlled by Scott Bender and Joel Bender received approximately $14.9 million in pro rata distributions with respect to its percentage ownership of CC Units (CW Units prior to the CC Reorganization). In addition, Steven Bender received pro rata distributions of approximately $1.4 million during 2023 with respect to his percentage ownership of CC Units (CW Units prior to the CC Reorganization).
Tax Receivable Agreement
In connection with our IPO, we entered into the TRA with certain direct and indirect owners of Cactus LLC (the “TRA Holders”). Following completion of the CC Reorganization, the TRA Holders are certain direct and indirect owners of Cactus Companies and prior direct and indirect owners of Cactus LLC.
Cactus LLC made (and, in connection with the completion of the CC Reorganization and the Merger, Cactus Companies made) for itself (and for each of its direct or indirect subsidiaries treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Internal Revenue Code (the “Code”), effective for 2018 and each taxable year in which a redemption of CW Units pursuant to the CW Unit Redemption Right or the CW Unit Call Right occurred (and, in the Cactus Companies and following the completion of the CC Reorganization and the Merger, effective for 2023 and each taxable year in which a redemption of CC Units pursuant to the CC Unit Redemption Right or the CC Unit Call Right occurs). Pursuant to the Section 754 election, redemptions of CW Units pursuant to the CW Unit Redemption Right or the CW Unit Call Right were expected (and, in the case of redemptions of CC Units pursuant to the CC Unit Redemption Right or the CC Unit Call Right, are expected) to result in adjustments to the tax basis of the tangible and intangible assets of Cactus LLC and Cactus Companies. These adjustments were, and will be, allocated to Cactus Inc. Such adjustments to the tax basis of the tangible and intangible assets of Cactus LLC (or of Cactus Companies) would not have been available to Cactus Inc. absent its acquisition or deemed acquisition of CW Units pursuant to the exercise of the CW Unit Redemption Right or the CW Unit Call Right (or CC Units pursuant to the exercise of the CC Unit Redemption Right or the CC Unit Call Right). In addition, the repayment of borrowings outstanding under the Cactus LLC term loan facility resulted in adjustments to the tax basis of the tangible and intangible assets of Cactus LLC, a portion of which was allocated to Cactus Inc.
These basis adjustments are expected to increase (for tax purposes) Cactus Inc.’s depreciation and amortization deductions and may also decrease Cactus Inc.’s gains (or increase its losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that Cactus Inc. would otherwise be required to pay in the future.
The TRA generally provides for the payment by Cactus Inc. to each TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that Cactus Inc. actually realizes or is deemed to realize in certain circumstances as a result of (i) certain increases in tax basis that occur as a result of

Cactus Inc.’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s CW Units in connection with CW Unit exchanges or pursuant to the exercise of the CW Unit Redemption Right or the CW Unit Call Right (following the completion of the CC Reorganization and the Merger, CC Units in connection with CC Unit exchanges or pursuant to the exercise of the CC Unit Redemption Right or the CC Unit Call Right), (ii) certain increases in tax basis resulting from the repayment of borrowings outstanding under Cactus LLC’s term loan facility (following the completion of the CC Reorganization and the Merger, Cactus Companies’ term loan facility) and (iii) imputed interest deemed to be paid by Cactus Inc. as a result of, and additional tax basis arising from, any payments Cactus Inc. makes under the TRA. We will retain the benefit of the remaining 15% of the cash savings.
The payment obligations under the TRA are Cactus Inc.’s obligations and not obligations of Cactus LLC or Cactus Companies, and we expect that the payments we will be required to make under the TRA will be substantial. We have determined that it is more likely than not that actual cash tax savings will be realized by Cactus Inc. from the tax benefits resulting from our IPO (and the related transactions), the subsequent follow-on equity offerings and other CC Unit exchanges. Future exchanges of CC Units create additional liability and follow the same accounting procedures. Estimating the amount and timing of payments that may become due under the TRA is by its nature imprecise and the assumptions used in the estimate can change. For purposes of the TRA, net cash savings in tax generally will be calculated by comparing Cactus Inc.’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the TRA. The amounts payable, as well as the timing of any payments under the TRA, are dependent upon significant future events and assumptions, including the timing of the redemption of CC Units, the price of our Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of the redeeming unit holder’s tax basis in its CC Units at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount and timing of taxable income we generate in the future and the U.S. federal income tax rate then applicable, and the portion of Cactus Inc.’s payments under the TRA that constitute imputed interest or give rise to depreciable or amortizable tax basis.
A delay in the timing of redemptions of CC Units, holding other assumptions constant, would be expected to decrease the discounted value of the amounts payable under the TRA as the benefit of the depreciation and amortization deductions would be delayed and the estimated increase in tax basis could be reduced as a result of allocations of Cactus Companies taxable income to the redeeming unit holder prior to the redemption. Stock price increases or decreases at the time of each redemption of CC Units would be expected to result in a corresponding increase or decrease in the undiscounted amounts payable under the TRA in an amount equal to 85% of the tax-effected change in price. The amounts payable under the TRA are dependent upon Cactus Inc. having sufficient future taxable income to utilize the tax benefits on which it is required to make payments under the TRA. If Cactus Inc.’s projected taxable income is significantly reduced, the expected payments would be reduced to the extent such tax benefits do not result in a reduction of Cactus Inc.’s future income tax liabilities.
It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding liability from the TRA. Moreover, there may be a negative impact on our liquidity if, as a result of timing discrepancies or otherwise, (i) the payments under the TRA exceed the actual benefits we realize in respect of the tax attributes subject to the TRA or (ii) distributions to Cactus Inc. by Cactus Companies are not sufficient to permit Cactus Inc. to make payments under the TRA after it has paid its taxes and other obligations. The payments under the TRA are not conditional on a holder of rights under the TRA having a continued ownership interest in either Cactus Companies or Cactus Inc.
In addition, although we are not aware of any issue that would cause the Internal Revenue Service (“IRS”) or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the TRA, the TRA Holders will not reimburse us for any payments previously made under the TRA if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after our determination of such excess. As a result, in such circumstances, Cactus Inc. could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments.

The term of the TRA commenced upon completion of our IPO and will continue until all tax benefits that are subject to the TRA have been utilized or expired, unless we exercise our right to terminate the TRA. In the event that the TRA is not terminated, the payments under the TRA, which commenced in 2019, will continue for approximately 20 years after the date of the last redemption of CC Units. Accordingly, it is expected that payments will continue to be made under the TRA for more than 20 years. If we elect to terminate the TRA early (or it is terminated early due to certain mergers, asset sales, other forms of business combinations or other changes of control), our obligations under the TRA would accelerate and we would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by us under the TRA (determined by applying a discount rate equivalent to the former one-year LIBOR) and such payment is expected to be substantial. The calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the TRA, including the assumptions that (i) we have sufficient taxable income to fully utilize the tax benefits covered by the TRA and (ii) any CC Units (other than those held by Cactus Inc.) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of the actual realization, if any, of the future tax benefits to which the termination payment relates. Assuming no material changes in the relevant tax law, we expect that if the TRA was terminated as of December 31, 2023, the estimated termination payments, based on the assumptions discussed above, would be approximately $256.8 million (calculated using a discount rate equivalent to the former one-year LIBOR, applied against an undiscounted liability of $397.0 million). A 10% increase in the price of our Class A Common Stock at December 31, 2023 would have increased the discounted liability by $9.0 million to $265.8 million (an undiscounted increase of $15.2 million to $412.2 million), and likewise, a 10% decrease in the price of our Class A Common Stock at December 31, 2023 would have decreased the discounted liability by $9.0 million to $247.8 million (an undiscounted decrease of $15.2 million to $381.8 million).
The TRA provides that in the event that we breach any of our material obligations under the TRA, whether as a result of (i) our failure to make any payment when due (including in cases where we elect to terminate the TRA early, the TRA is terminated early due to certain mergers, asset sales, or other forms of business combinations or changes of control or we have available cash but fail to make payments when due under circumstances where we do not have the right to elect to defer the payment, as described below), (ii) our failure to honor any other material obligation under it or (iii) by operation of law as a result of the rejection of the TRA in a case commenced under the U.S. Bankruptcy Code or otherwise, then the TRA Holders may elect to treat such breach as an early termination, which would cause all our payment and other obligations under the TRA to be accelerated and become due and payable applying the same assumptions described above.
As a result of either an early termination or a change of control, we could be required to make payments under the TRA that exceed our actual cash tax savings under the TRA. In these situations, our obligations under the TRA could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control.
Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the TRA Holders under the TRA. For example, the earlier disposition of assets following a redemption of CC Units may accelerate payments under the TRA and increase the present value of such payments, and the disposition of assets before a redemption of CC Units may increase the TRA Holders’ tax liability without giving rise to any rights of the TRA Holders to receive payments under the TRA. Such effects may result in differences or conflicts of interest between the interests of the TRA Holders and other shareholders.
Payments generally are due under the TRA within five business days following the finalization of the schedule with respect to which the payment obligation is calculated. However, interest on such payments will begin to accrue from the due date (without extensions) of our U.S. federal income tax return for the period to which such payments relate until such payment date at a rate equivalent to the former one-year LIBOR plus 150 basis points. Except in cases where we elect to terminate the TRA early or it is otherwise terminated as described above, generally we may elect to defer payments due under the TRA if we do not have available cash to satisfy our payment obligations under the TRA. Any such deferred payments under the TRA generally will accrue interest from the due date for such payment until the payment date at a rate equivalent to the former one-year LIBOR plus 150 basis points. However, interest will accrue from the due date for such payment until the payment date at a rate equivalent to the former one-year LIBOR plus 150 basis points if we are unable to make such payment as a result of limitations imposed by our credit facility. We have no present intention to defer payments under the TRA.
Because we are a holding company with no operations of our own, our ability to make payments under the TRA is dependent on the ability of Cactus Companies to make distributions to us in an amount sufficient to cover our obligations under the TRA. This ability, in turn, may depend on the ability of Cactus Companies’ subsidiaries to make distributions to it. The ability of Cactus Companies, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant debt instruments issued by Cactus Companies or its subsidiaries and other entities in which it directly or indirectly holds an equity interest. Additionally, distributions made by Cactus Companies generally require pro-rata distribution among all its members, which could be significant. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid.
Three of our independent directors, Messrs. McGovern, O’Donnell and Rothstein (directly and through trusts established for the benefit of Mr. Rothstein’s family), have the right to receive payments under the Tax Receivable Agreement in respect of CW Units (now CC Units) owned by them at the time of our IPO that were subsequently redeemed. In 2023, Messrs. McGovern and O’Donnell received payments, net of administrative fees, under the TRA of approximately $52 thousand and $27 thousand, respectively. Mr. Rothstein did not receive any payments with respect to the TRA in 2023. Cactus WH Enterprises, a company controlled by Scott Bender and Joel Bender, received approximately $8.5 million in payments, net of administrative fees, during 2023 under the TRA in respect of CC Units (CW Units prior to the completion of the CC Reorganization). In addition, Stephen Tadlock and Steven Bender also received payments, net of administrative fees, under the TRA of approximately $9 thousand and $0.6 million, respectively, during 2023 in respect of CC Units (CW Units prior to the completion of the CC Reorganization).
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Cadent, Cactus WH Enterprises and Lee Boquet. As Cadent no longer owns any “Registrable Securities,” as defined in the Registration Rights Agreement, references herein to the “Registration Rights Holders” refer to Cactus WH Enterprises and Lee Boquet. Pursuant to the Registration Rights Agreement, we agreed to register the sale of shares of Class A Common Stock by the Registration Rights Holders under certain circumstances as described below.
On February 28, 2022, we filed a registration statement on Form S-3 to replace an expiring shelf registration statement to, among other things, permit the resale by the Registration Rights Holders of shares of Class A Common Stock issuable upon the exercise of redemption rights. If at any time we are not eligible to register the sale of our securities on Form S-3, Cactus WH Enterprises will have the right to request three “demand” registrations, provided that the aggregate amount of registrable securities that are requested to be included in such demand registration is at least $25,000,000. Further, the Registration Rights Holders and certain of their assignees will have customary “piggyback” registration rights.
Upon the demand of a Registration Rights Holder, we will facilitate in the manner described in the Registration Rights Agreement a “takedown” of Class A Common Stock off of an effective shelf registration statement. A shelf takedown may take the form of an underwritten public offering provided that the aggregate amount of registrable securities that are requested to be included in such offering is at least $25,000,000.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. Also, any demand for a registered offering or a takedown and the exercise of any piggyback registration rights will be subject to the constraints of any applicable lock-up arrangements. In addition, we may postpone the filing of a demanded registration statement, suspend the initial effectiveness of any shelf registration statement or delay offerings and sales under any effective shelf registration statement for a reasonable “blackout period” not in excess of 90 days if our Board determines that such registration or offering could materially interfere with a bona fide business, acquisition or divestiture or financing transaction or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect us; provided that we shall not delay the filing of any demanded registration statement more than once in any 12-month period.
We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.
Amended and Restated Stockholder’s Agreement
In connection with our IPO, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Cadent and Cactus WH Enterprises. The Stockholders’ Agreement was subsequently amended in 2021 after Cadent withdrew from the Agreement. The Amended and Restated Stockholders’ Agreement provided Cactus WH Enterprises, but not Cadent, with the right to designate a certain number of nominees to our Board (“CWHE Directors”) so long as it and its respective affiliates collectively beneficially owned at least 5% of the outstanding shares of our common stock as set forth below. Among other things, the Stockholders’ Agreement provided Cactus WH Enterprises with the right to designate a number of nominees (each, a “CWHE Director”) to our Board such that:
•at least 50% of the directors on our Board would be CWHE Directors for so long as Cactus WH Enterprises and its affiliates collectively beneficially owned at least 20% of the outstanding shares of Common Stock;
•at least 25% of the directors on our Board would be CWHE Directors for so long as Cactus WH Enterprises and its affiliates collectively beneficially owned less than 20% but at least 10% of the outstanding shares of Common Stock;
•at least one of the directors on our Board would be a CWHE Director for so long as Cactus WH Enterprises and its affiliates collectively beneficially owned less than 10% but at least 5% of the outstanding shares of Common Stock; and
•once Cactus WH Enterprises and its affiliates collectively owned less than 5% of the outstanding shares of Common Stock, Cactus WH Enterprises would not have any Board designation rights.
In the event that the percentage ownership of Cactus WH Enterprises declined such that the number of CWHE Directors exceeded the number of directors that Cactus WH Enterprises was then entitled to designate to our Board under the Stockholders’ Agreement, then if requested by the Company, Cactus WH Enterprises had to take such actions as would be reasonably necessary to remove such excess CWHE Directors from our Board.
Scott Bender, Joel Bender and Alan Semple were each deemed designated by Cactus WH Enterprises.
Pursuant to the Stockholders’ Agreement, the Company and Cactus WH Enterprises were required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by Cactus WH Enterprises.
The rights granted to Cactus WH Enterprises to designate directors were additive to and not intended to limit in any way the rights that Cactus WH Enterprises or any of its affiliates may have had to nominate, elect or remove our directors under our amended and restated certificate of incorporation, our amended and restated bylaws or the Delaware General Corporation Law. The Stockholders’ Agreement terminated on January 29, 2023.
Non-Exclusive Aircraft Lease Agreements
In January 2022, the Company entered into a Non-Exclusive Aircraft Lease Agreement (the “SusieAir Lease”) with SusieAir, LLC (“SusieAir”), an entity wholly owned by Mr. Scott Bender, pursuant to which the

Company leases an aircraft, excluding crew, from SusieAir. Under the SusieAir Lease, the aircraft may be subject to use by other lessees. The SusieAir Lease has an initial term of one year and automatically renews for successive one year terms unless either party gives at least 15 days’ advance notice of its intention to terminate the agreement. The SusieAir Lease shall terminate automatically upon a sale or total loss of the aircraft or at any time, upon 30 days’ written notice by either party. The SusieAir Lease generally provides that the Company will indemnify SusieAir from liabilities arising from the operation of the aircraft. Under the agreement, the Company pays SusieAir a base hourly rent of $2,500 per flight hour of use of the aircraft, payable monthly, for the hours of aircraft operation during the prior calendar month. During 2023, total expense recognized in connection with these rentals totaled $0.3 million. As of December 31, 2023, we owed less than $0.1 million to SusieAir, which amount is included in accounts payable in the consolidated balance sheets. The Company is also responsible for employing pilots and certain fuel true up fees. Mr. Scott Bender and Mr. Joel Bender reimburse the Company for their personal use of the pilots employed by the Company, paying the Company up to $2,350 per day for their personal use of the pilots employed by the Company, depending on how many company pilots are utilized for the day.
Employment Agreements
We have entered into employment agreements and non-compete agreements with Scott Bender, our Chief Executive Officer, and Joel Bender, our President. Mr. Tadlock has an agreement providing him severance pay under certain circumstances. For more information, please read “Compensation Discussion and Analysis—Employment, Severance, and Change-in-Control Agreements—Employment Agreements.”

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 was completed by PwC on February 29, 2024.
The Board is submitting the appointment of PwC for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace our auditors. The stockholders’ ratification of the appointment of PwC does not limit the authority of the Audit Committee to change auditors at any time.
A representative of PwC is expected to be available to answer appropriate questions at the Annual Meeting and will have the opportunity to make a statement if he or she so desires.
Audit and Other Fees
The table below sets forth the aggregate fees billed or expected to be billed by PwC, our independent registered public accounting firm, for services rendered for each of the last two fiscal years:

	2023	2022
	(in thousands)
Audit Fees(1)	$2,964	$1,695
Audit-Related Fees(2)	1	1
Tax Fees(3)	—	10
All Other Fees(4)	34	21
Total	$2,999	$1,727
(1)    Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of annual financial statements, (ii) reviews of our quarterly financial statements, (iii) statutory audits, (iv) research necessary to comply with generally accepted accounting principles and (v) other filings with the SEC, including consents and comfort letters.
(2)    Audit-related fees represent subscription fees to access the PwC Audit Disclosure Checklist.
(3)    Tax fees represent non-audit related tax services consisting of tariff impact assessments and follow-on country of origin rulings pursuant to the U.S. Customs and Border Protection standards.
(4)    All other fees for 2023 consist of fees related to a Texas sales tax audit of FlexSteel prior to Cactus’ acquisition, for which the FlexSteel seller is obligated to reimburse the company. All other fees for 2022 consist of subscription fees for PwC ProEdge, an online, self-study training platform.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of our independent registered public accounting firm’s audit, audit-related, tax and other services. During 2023 and 2022, all audit and non-audit services were pre-approved by the Audit Committee.

Vote Required
Approval of Proposal TWO requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Recommendation
The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

AUDIT COMMITTEE REPORT
The Audit Committee’s principal purpose is to assist the Board with its responsibilities related to the oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, and (iv) the effectiveness and performance of our internal audit function.
Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles and system of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, auditing our internal control over financial reporting and issuing reports thereon. While the Audit Committee has the responsibilities set forth in its charter and our management and independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable laws, rules and regulations.
In performing its oversight role, the Audit Committee has reviewed and discussed with our management and independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in our consolidated financial statements. The Audit Committee has also evaluated the qualifications, independence and performance of our independent registered public accounting firm, considering a number of factors, including the historical and recent performance of the firm and lead partner, its internal quality control procedures, its knowledge of our operations and industry, relationships that may impact its independence, and external data relating to audit quality and performance. The Audit Committee recognizes the importance of maintaining the independence of our independent registered public accounting firm, in both fact and appearance.
The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the written statement from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In years where there is a provision of non-audit services, the Audit Committee will consider whether the provision of such services is compatible with maintaining our independent registered public accounting firm’s independence.
Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2023 be included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024.

Audit Committee of the Board of Directors of Cactus, Inc.
Alan Semple (Chairman) Melissa Law Michael McGovern John (Andy) O’Donnell Tym Tombar

PROPOSAL THREE:
AMENDMENT OF THE COMPANY’S CHARTER TO DECLASSIFY THE BOARD
The Board has unanimously approved and declared advisable, and resolved to recommend to the Company's stockholders that they approve amendments to the Company's Amended and Restated Certificate of Incorporation (which we refer to as the “Charter”) to remove the three separate classes of directors of the Board and replace them with one class of directors over a three-year phase-in period and to make certain non-substantive changes related thereto (the “Declassification Amendment”). Declassifying the Board will allow the Company's stockholders to vote on the election of the entire Board each year, rather than on a three-year staggered basis as with the current classified board structure. The following description is a summary only and is qualified in its entirety by reference to Appendix A-1 to this Proxy Statement, which incorporates the amendments to declassify the Board and marks those changes specifically.
Current Status
Under the Charter, the Board is currently separated into three classes as nearly equal in number as is reasonably possible. Absent the earlier death, disability, resignation, disqualification or removal of a director, each year the stockholders of the Company are asked to elect the directors comprising one of the classes for a three-year term. The term of the current Class I directors is set to expire at this Annual Meeting. The term of the current Class II directors is set to expire in 2025 and the term of the current Class III directors is set to expire in 2026. Directors may be removed only for cause upon the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of stock of the Company entitled to vote generally for the election of directors.
Rationale for the Proposal
The Board believes that the classified board structure served the Company well following the Company’s initial public offering (the “IPO”) as a newly public company, in which our former private equity sponsor held a substantial stake, by promoting continuity and stability and encouraging a long-term perspective on the part of directors, and it was beneficial in the event of an unsolicited takeover attempt. As part of our continuous evaluation of corporate governance practices, the Board and the Nominating and Governance Committee of the Board regularly review our governing documents and consider possible changes. After careful consideration and having heard our stockholders’ preferences expressed through our engagement with them and given the Company's continued growth following the IPO, the Board has determined that it is in the best interests of the Company and its stockholders to declassify the Board over a three-year period, so that all directors stand for election annually from and after the 2027 annual meeting of stockholders. A declassified board will enable the Company's stockholders to express a view on each director's performance by means of an annual vote and will support the Company's ongoing efforts to maintain “best practices” in corporate governance.
Effect of the Proposal
If the Declassification Amendment is approved by the Company's stockholders and implemented by the Company, (i) the current Class II directors will be elected at the 2025 annual meeting of shareholders to serve for a term of one year, (ii) the current Class II and III directors will be elected at the 2026 annual meeting of stockholders to serve for a term of one year, and (iii) the current Class I, II and III directors will be elected at the 2027 annual meeting of stockholders to serve for a term of one year, at which time all directors will be elected to serve for one year terms at all subsequent annual meetings of stockholders.
Under Section 141(k) of the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in a company's certificate of incorporation, directors serving on a classified board may only be removed by stockholders for cause, while directors serving on a non-classified board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. As a result, approval of the Declassification Amendment will also result in an amendment to the Charter to allow for the removal of a director from the Board, with or without cause, by the holders of a majority in voting power of the then-outstanding shares then entitled to vote at an election of directors, from and after the 2025 annual meeting of stockholders for the current Class II directors, from and after the 2026 annual meeting of stockholders for the current Class II and III directors and from and after the 2027 annual meeting of stockholders for all directors.
The Declassification Amendment would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware reflecting the changes in Appendix A-1 to this Proxy Statement, which we expect would be filed by the Company promptly following the Annual Meeting if our stockholders approve the Declassification Amendment. If the Declassification Amendment is not approved, the amendments in Appendix A-1 to this Proxy Statement will not be implemented.
The adoption of the Declassification Amendment is not contingent on the approval of any other proposal described in this Proxy Statement.
The Board reserves the right to elect to abandon the Declassification Amendment prior to its implementation, if it determines, in its sole discretion, that the Declassification Amendment is no longer in the best interests of the Company and its stockholders.
Vote Required
Approval of Proposal THREE requires the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of our stock entitled to vote on the matter, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the approval of the Declassification Amendment.

PROPOSAL FOUR:
AMENDMENT OF THE COMPANY’S CHARTER AND BYLAWS TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT
The Board has unanimously approved and declared advisable, and resolved to recommend to the Company's stockholders that they (i) approve amendments to the Charter to (a) change the required vote of stockholders to amend, alter or repeal any provision of the Company’s Bylaws from not less than 66 2/3% in voting power to not less than a majority in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, and (b) change the required vote of stockholders to amend, alter or repeal any provisions of the Charter, from at least 66 2/3% in voting power to at least a majority in voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class; and (ii) approve amendments to the Company’s Bylaws to remove a requirement that certain Bylaws may only be amended, altered or repealed upon the affirmative vote of at least 66 2/3% of the shares of the Company entitled to vote thereon, each of clause (i) and (ii) above, to take effect at the commencement of the 2026 annual meeting of stockholders (the “Majority Vote Amendment”). The following description is a summary only and is qualified in its entirety by reference to Appendix A-2 and Appendix B-1 to this Proxy Statement, which incorporate the amendments to remove the supermajority voting requirements from the Company’s Charter and Bylaws, respectively, and mark those changes specifically.
Current Status
Under the Charter, an amendment, alteration or repeal of any provision of the Company's Bylaws by the stockholders requires the approval of holders of not less than 66 2/3% in voting power of the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.
Under the Charter, an amendment, alteration or repeal to any provision of the Charter requires the approval of holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.
Under the Company’s Bylaws, certain provisions of the Bylaws relating to filling of vacancies on the Board and removal of directors can only by amended, altered or repealed with the approval of holders of at least 66 2/3% of the shares of the Company entitled to vote thereon.
Rationale for the Proposal
The Board believes that the supermajority voting requirements served the Company well following the IPO as a newly public company, in which our former private equity sponsor held a substantial stake, by promoting continuity and stability. As part of our continuous evaluation of corporate governance practices, the Board and the Nominating and Governance Committee of the Board regularly review our governing documents and consider possible changes. While the Board believes that the corporate governance stability benefits exist, it recognizes that many investors and other stakeholders believe that supermajority voting provisions may limit a board’s responsiveness and accountability to stockholders and restrict stockholder participation in certain corporate governance matters. After careful consideration, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Charter and the Company’s Bylaws to remove the supermajority voting requirements described above. The majority voting requirements will enable the Company's stockholders to more easily approve amendments to the Charter and the Company's Bylaws and will support the Company's ongoing efforts to maintain “best practices” in corporate governance.
Effect of the Proposal
If the Majority Vote Amendment is approved by the Company's stockholders and implemented by the Company, the affirmative vote of at least a majority in voting power of the then-outstanding shares of stock of the

Company entitled to vote on the relevant proposal will be required to amend, alter or repeal any provision of the Company’s Bylaws (subject to the power of the Board to amend, alter or repeal any provision of the Company’s Bylaws) or any provision of the Charter, with such change in each case to take effect automatically starting on and from the commencement of the 2026 annual meeting of stockholders.
The Majority Vote Amendment would become effective upon (i) the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware reflecting the changes in Appendix A-2 to this Proxy Statement, which we expect would be filed by the Company promptly following the Annual Meeting if our stockholders approve the Majority Vote Amendment and the Declassification Amendment, and then (ii) the amendment and restatement of the Bylaws by the Board reflecting the amendments in Appendix B-1, which we expect would occur promptly following the filing of the certificate of amendment to the Charter referred to in (i) above. If the Declassification Amendment or the Majority Vote Amendment are not approved, the amendments in Appendix A-2 and Appendix B-1 to this Proxy Statement will not be implemented.
The adoption of the Majority Vote Amendment is contingent on the approval of the Declassification Amendment. If the Declassification Amendment is not approved, the Majority Vote Amendment will not be deemed adopted and will not be implemented even if the Majority Vote Amendment is approved.
The Board reserves the right to elect to abandon the Majority Vote Amendment prior to its implementation, if it determines, in its sole discretion, that the Majority Vote Amendment is no longer in the best interests of the Company and its stockholders.
Vote Required
Approval of Proposal FOUR requires the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of our stock entitled to vote on the matter, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the approval and adoption of the Majority Vote Amendment.

PROPOSAL FIVE:
AMENDMENT OF THE COMPANY’S CHARTER TO ADD OFFICER EXCULPATION PROVISION
The Board has unanimously approved and declared advisable, and resolved to recommend to the Company's stockholders that they approve amendments to Article Ninth of the Charter to limit the liability of certain of the Company’s officers in specific circumstances, as permitted by Delaware law (the “Officer Exculpation Amendment”). The following description is a summary only and is qualified in its entirety by reference to Appendix A-3 to this Proxy Statement, which incorporates the amendments to provide for exculpation of the Company’s officers and marks those changes specifically.
Current Status
The Charter currently provides for the exculpation of directors, as permitted by the DGCL, but does not include a provision that allows for the exculpation of officers. In 2022, the DGCL was amended to enable Delaware corporations to limit the liability of certain officers in limited circumstances (the “DGCL Exculpation Amendments”). The DGCL Exculpation Amendments only permit exculpation for direct claims brought by shareholders for breach of an officer’s fiduciary duty of care, and do not permit companies to eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders on behalf of the Company. The DGCL Exculpation Amendments also do not allow officers to be exculpated for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which an officer derived an improper personal benefit.
Rationale for the Proposal
The DGCL has long permitted Delaware corporations to exculpate directors from certain liabilities, and the Charter has included such an exculpatory provision. Until the DGCL Exculpation Amendments were enacted, Delaware corporations were not able to provide similar protection to officers. After careful consideration, the Board believes that the Officer Exculpation Amendment would more generally align the protections available to our officers with those currently available to our directors, enabling officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.
The Officer Exculpation Amendment would only apply to a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the Securities and Exchange Commission because such person is or was one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process.
As part of our continuous evaluation of corporate governance practices, the Board and the Nominating and Governance Committee of the Board regularly review our governing documents and consider possible changes. The Board considered the benefits and detriments of eliminating personal liability under certain circumstances for our executive officers. In the absence of such protection, particularly amidst the recent trend of plaintiffs increasingly naming corporate officers as defendants in shareholder litigation, qualified officers might be deterred from serving as officers or, while serving as officers, from making business decisions that involve risk, due to potential exposure to personal monetary liability for business decisions that in hindsight are not successful.
The nature of the role of officers often requires them to make difficult decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges. These decisions can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight. The Board believes that it is reasonable to limit our officers’ concern about personal risk and that the Officer Exculpation Amendment will empower them to better exercise their business judgment in furtherance of shareholder interests. The Board believes this will help limit litigation that names officers as defendants, when Directors cannot be named because of their exculpatory protection, as a litigation strategy to compel settlement offers. It is important to note that, in accordance with the DGCL, the exculpation that would be afforded to our officers is more limited than what may be afforded to our directors in that officers may not be exculpated from liability in any action brought in the right of the Company. Thus, claims may still be brought against officers by the Company or derivatively by stockholders.
The Board believes that this proposal would better position us to retain our current officers and attract new officers, and enable such officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.
The Officer Exculpation Amendment is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any officer or as a result of any pending litigation.
Effect of the Proposal
If the Officer Exculpation Amendment is approved by the Company’s stockholders and implemented by the Company, the liability of certain officers of the Company will be limited in certain circumstances. The Officer Exculpation Amendment would also help to clarify the application of exculpation provisions to individuals serving as both a director and an officer. As is currently the case with directors under the Charter, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. This provision would not exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.
The Officer Exculpation Amendment would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware reflecting the changes in Appendix A-3 to this Proxy Statement, which we expect would be filed by the Company promptly following the Annual Meeting if our stockholders approve the Officer Exculpation Amendment. If the Officer Exculpation Amendment is not approved, the amendments in Appendix A-3 to this Proxy Statement will not be implemented.
Our stockholders should be aware that certain of our officers have interests in Proposal FIVE that may be different from, or in addition to, the interests of our stockholders more generally since those officers will receive the liability exculpation protections afforded by the Officer Exculpation Amendment. Our Board was aware of these interests and considered them, among other matters, in reaching its decision to approve Proposal FIVE.
The adoption of the Officer Exculpation Amendment is not contingent on the approval of any other proposal described in this Proxy Statement.
The Board reserves the right to elect to abandon the Officer Exculpation Amendment prior to its implementation, if it determines, in its sole discretion, that the Officer Exculpation Amendment is no longer in the best interests of the Company and its stockholders.
Vote Required
Approval of Proposal FIVE requires the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of our stock entitled to vote on the matter, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the approval and adoption of the Officer Exculpation Amendment.

PROPOSAL SIX:
AMENDMENT OF THE COMPANY’S CHARTER AND BYLAWS TO DELETE THE WAIVER OF BUSINESS OPPORTUNITY AND ELIMINATE PROVISIONS THAT ARE INOPERATIVE OR NO LONGER IN EFFECT
The Board has unanimously approved and declared advisable, and resolved to recommend to the Company's stockholders that they approve amendments to (i) the Charter to delete, in its entirety, Article Tenth regarding the Company's waiver of business opportunities presented to a former sponsor of the Company, Cadent Energy Partners II, L.P. and its affiliates (the “Sponsor”) and certain other parties related to the Sponsor (each, a “Business Opportunities Exempt Party”), (ii) delete all references in the Charter and the Company’s Bylaws to the Stockholders’ Agreement with the Sponsor and Cactus WH Enterprises, LLC, which has terminated by its terms, and (iii) make non-substantive clean-up changes to the Charter to reflect the Company’s previously announced internal reorganization in which Cactus Companies, LLC acquired all of the outstanding units representing ownership interests in Cactus Wellhead, LLC (the “Business Opportunity Amendment”). The following description is a summary only and is qualified in its entirety by reference to Appendix A-4 and Appendix B-2 to this Proxy Statement, which incorporate the amendments to make the aforementioned changes to the Company’s Charter and Bylaws, respectively, and mark those changes specifically.
Current Status
Pursuant to the Charter, the Company, subject to certain conditions, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to any Business Opportunity Exempt Party. Delaware law generally prohibits persons who owe a fiduciary duty of loyalty to the corporation, subject to certain conditions, from taking any business opportunity for themselves in which a corporation has an interest or expectancy. Section 122(17) of the DGCL allows a corporation to renounce in its certificate of incorporation any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders. Article Tenth of the Charter provides for such renunciation with respect to the Business Opportunities Exempt Parties.
The Charter currently references the Stockholders’ Agreement with the Sponsor and Cactus WH Enterprises, LLC (the “Stockholders’ Agreement”), which has terminated by its terms. The Charter also currently references the operating agreement of Cactus Wellhead, LLC, which is no longer applicable following the Company’s previously announced internal reorganization in which Cactus Companies, LLC acquired all of the outstanding units representing ownership interests in Cactus Wellhead, LLC. Following such previously announced internal reorganization, the operating agreement of Cactus Companies, LLC is applicable.
The Bylaws (including the sections of the Bylaws which may only be amended upon the approval of holders of at least 66 2/3% of the shares of the Company entitled to vote in the election of directors) currently reference the Stockholders’ Agreement, which has terminated by its terms.
Rationale for the Proposal
The Board believes that the Company’s renunciation of business opportunities presented to the Business Opportunities Exempt Parties served the Company well following the IPO as a newly public company in which the Sponsor held a substantial stake, by encouraging the Sponsor to remain a significant shareholder and involved with the Company’s management while the Company was continuing to grow. As part of our continuous evaluation of corporate governance practices, the Board and the Nominating and Governance Committee of the Board regularly review our governing documents and consider possible changes. Given the Company's continued growth following the IPO and the fact that the Sponsor is no longer a significant shareholder and involved with the management of the Company, the Board believes the Company should simplify its Charter by removing Article Tenth.

The other amendments to the Charter and the Bylaws that would be effected if this proposal is approved would remove provisions that are inoperative or no longer in effect and update references to the name of the Company’s operating company and of the operating company’s limited liability company operating agreement following the Company’s previously announced internal reorganization in which Cactus Companies, LLC acquired all of the outstanding units representing ownership interests in Cactus Wellhead, LLC.
Effect of the Proposal
If the Business Opportunity Amendment is approved by the Company’s stockholders and implemented by the Company, the Company will no longer renounce business opportunities presented to the Business Opportunities Exempt Parties. However, this will have no practical effect, as the Sponsor is no longer a significant shareholder or involved with the management of the Company. In addition, if the Business Opportunity Amendment is approved by the Company’s stockholders and implemented by the Company, provisions that are inoperative or no longer in effect will be removed from the Charter and the Bylaws and references to Cactus Wellhead, LLC will instead become references to Cactus Companies, LLC.
The Business Opportunity Amendment (i) to the extent involving amendments to the Charter, would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware reflecting the changes in Appendix A-4 to this Proxy Statement, which we expect would be filed by the Company promptly following the Annual Meeting if our stockholders approve the Business Opportunity Amendment, and then (ii) the amendment and restatement of the Bylaws by the Board reflecting the amendments in Appendix B-2, which we expect would occur promptly following the filing of the certificate of amendment to the Charter referred to in (i) above. If the Business Opportunity Amendment is not approved, the amendments in Appendix A-4 and Appendix B-2 to this Proxy Statement will not be implemented.
The adoption of the Business Opportunity Amendment is not contingent on the approval of any other proposal described in this Proxy Statement.
The Board reserves the right to elect to abandon the Business Opportunity Amendment prior to its implementation, if it determines, in its sole discretion, that such deletion is no longer in the best interests of the Company and its stockholders.
Vote Required
Approval of Proposal SIX requires the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of our stock entitled to vote on the matter, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the approval and adoption of the Business Opportunity Amendment.

PROPOSAL SEVEN:
AMENDMENT OF THE COMPANY’S CHARTER TO DELETE THE WAIVER OF SECTION 203 OF THE DGCL
The Board has unanimously approved and declared advisable, and resolved to recommend to the Company's stockholders that they approve an amendment to the Charter to delete the Company's waiver of Section 203 of the DGCL and expressly provide that the Company elects to be governed by Section 203 of the DGCL (the “Section 203 Amendment”). As a result, the Company would become subject to Section 203 of the DGCL (“Section 203”), a provision of the DGCL that generally prohibits a Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder except in certain circumstances. The following description is a summary only and is qualified in its entirety by reference to Appendix A-5 to this Proxy Statement, which incorporates the amendment to expressly provide that the Company elects to be governed by Section 203 of the DGCL and marks those changes specifically.
Current Status
Under the current Charter, the Company expressly elects not to be governed by Section 203 of the DGCL. Section 203 generally prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:
•prior to such time, either the business combination or the transaction in which the stockholder became an interested stockholder was approved by the board of directors;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
•at or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
A “business combination” generally includes: (i) mergers between the corporation and an interested stockholder (or certain of their affiliates); (ii) sales or dispositions to an interested stockholder of assets worth 10% or more of the total asset value of the corporation (measured by consolidated asset value or aggregate stock value); (iii) certain issuances or transfers of stock to an interested stockholder; (iv) certain transactions involving the corporation that would increase the proportionate ownership of the interested stockholder; and (v) a receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by the corporation.
An “interested stockholder” is generally defined as a person or group that beneficially owns 15% or more of the corporation's outstanding common stock. A “business combination” includes a merger, consolidation, sale of assets or other transaction resulting in a financial benefit to the stockholder.
Rationale for the Proposal
The Board believes that the waiver of Section 203 was appropriate for the Company following the IPO as a newly public company in which our former private equity sponsor held a substantial stake. As part of our continuous evaluation of corporate governance practices, the Board and the Nominating and Governance Committee of the Board regularly review our governing documents and consider possible changes. The Board has carefully considered the potential adverse effects and the benefits of being subject to the provisions of Section 203 described above and has concluded that any adverse effects of Section 203 are substantially outweighed by the increased protection which the statute will afford our stockholders.

If the Company becomes subject to Section 203 it may have an anti-takeover effect with respect to transactions not approved in advance by the Board. Becoming subject to Section 203 may also discourage takeover attempts that could result in a premium over the market price for the shares of our common stock held by stockholders.
The Board believes that it is in the best interest of the Company and its stockholders for Section 203 to apply to the Company, because it will encourage any potential acquirer to negotiate with our Board and will reduce the likelihood of a hostile takeover that does not provide adequate value to the Company’s stockholders. The Board believes that a non-negotiated takeover bid may be unfair, coercive or disadvantageous to the Company and its stockholders because such a bid may: (i) be timed to take advantage of temporarily depressed stock prices; (ii) be designed to foreclose or minimize the possibility of more favorable competing bids; or (iii) involve the acquisition of only a controlling interest in our Company’s stock or a two-tiered bid, without affording all stockholders the opportunity to receive the same economic benefits.
The application of Section 203 to the Company will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a premium for our capital stock or assets over the then-current market price. In a transaction in which an acquirer must negotiate with the Board, the Board can negotiate for the terms and structure that the Board believes are in the best interests of the Company and its stockholders and can reject any proposal that the Board believes is inadequate or unfairly timed. Becoming subject to Section 203 may also discourage potential acquirers that are unwilling to negotiate with the Board. Section 203 should not interfere with any merger or business combination approved by the Board. A substantial number of public companies are governed by Section 203, and the Board believes that such election is consistent with good principles of corporate governance and is appropriate for public companies incorporated in Delaware that do not have a substantial stockholder.
The proposed amendment to become subject to the provisions of Section 203 is not prompted by any specific contemplated or anticipated stockholder action of which the Board is aware. The proposed amendment is not part of a plan to adopt a series of anti-takeover amendments, and the Board and management have no current plan or intention to propose other measures in future proxy solicitations that could have an anti-takeover effect.
Effect of the Proposal
If the Section 203 Amendment is approved, “business combinations” with “interested stockholders” will be conditioned upon satisfaction of the provisions of Section 203. Under certain circumstances, Section 203 will have an anti-takeover effect with respect to transactions not approved in advance by the Board by making it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. As a result, this may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
The Section 203 Amendment would become effective upon the filing a certificate of amendment to the Charter with the Secretary of State of the State of Delaware reflecting the changes in Appendix A-5 to this Proxy Statement, which we expect would be filed by the Company promptly following the Annual Meeting if our stockholders approve the Section 203 Amendment. If the Section 203 Amendment is not approved, the amendments in Appendix A-5 to this Proxy Statement will not be implemented.
The adoption of the Section 203 Amendment is not contingent on the approval of any other proposal described in this Proxy Statement.
The Board reserves the right to elect to abandon the Section 203 Amendment prior to its implementation, if it determines, in its sole discretion, that such deletion is no longer in the best interests of the Company and its stockholders.

Vote Required
Approval of Proposal SEVEN requires the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of our stock entitled to vote on the matter, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the approval and adoption of the Section 203 Amendment.

PROPOSAL EIGHT:
AMENDMENT OF THE COMPANY’S CHARTER TO AMEND THE FORUM SELECTION PROVISION
The Board has unanimously approved and declared advisable, and resolved to recommend to the Company's stockholders that they approve certain amendments to the Charter to require that the federal district courts of the United States of America be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, to make certain clarifications related to the existing selection of the Court of Chancery of the State of Delaware as the exclusive forum for certain causes of action and provide that if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located in Delaware would be the forum (“Forum Selection Amendment”). The following description is a summary only and is qualified in its entirety by reference to Appendix A-6 to this Proxy Statement, which incorporates the amendments to add the federal forum selection clause and marks those changes specifically.
Rationale for the Proposal
As part of our continuous evaluation of corporate governance practices, the Board and the Nominating and Governance Committee of the Board regularly review our governing documents and consider possible changes. The Board believes that the Company and its stockholders will benefit from having any causes of action arising under the federal securities laws of the Unites States of America being litigated in the federal district courts of the United States. The Forum Selection Amendment is intended to provide a streamlined, efficient and organized process for resolution of such disputes. The Forum Selection Amendment is intended to prevent plaintiff forum shopping and the related practice of filing parallel lawsuits in multiple jurisdictions.
In determining whether to adopt the Forum Selection Amendment, the Board considered a number of factors, including the following:
•potentially avoiding litigating actions on the same topic in multiple jurisdictions, with the associated duplication of litigation expenses, and the potential for inconsistent outcomes;
•limiting forum shopping by plaintiffs' lawyers and potentially discouraging illegitimate claims;
•retaining the Company's ability to consent to an alternative forum, if desired;
•avoiding having to address where an action may be brought, and instead focusing on underlying substantive rights or remedies;
•the trend toward adopting forum selection clauses in response to multi-forum litigation has been increasing; and
•the benefit of having the Board deliberate on whether to adopt such a provision on a “clear day” rather than in response to actual or threatened litigation.
Effect of the Proposal
If the Forum Selection Amendment is approved by the Company’s stockholders and implemented by the Company, then the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America. In addition, with respect to the existing selection provision of the Court of Chancery of the State of Delaware as the exclusive forum for certain causes of action, that provision would be amended to clarify that the provision covers claims for breach of duties generally, including fiduciary duties, and actions against directors, officers, employees or agents of the Company include actions against current or former directors, officers, employees or agents of the Company and provide that if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware would be the forum.
The Forum Selection Amendment would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware reflecting the changes in Appendix A-6 to this Proxy Statement, which we expect would be filed by the Company promptly following the Annual Meeting if our stockholders approve the Forum Selection Amendment. If the Forum Selection Amendment is not approved, the amendments in Appendix A-6 to this Proxy Statement will not be implemented.
The adoption of the Forum Selection Amendment is not contingent on the approval of any other proposal described in this Proxy Statement.
The Board reserves the right to elect to abandon the Forum Selection Amendment prior to its implementation, if it determines, in its sole discretion, that the Forum Selection Amendment is no longer in the best interests of the Company and its stockholders.
Vote Required
Approval of Proposal EIGHT requires the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of our stock entitled to vote on the matter, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the approval and adoption of the Forum Selection Amendment.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES
For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2025 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by us at our principal executive offices (Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas 77024, Attn: Corporate Secretary), no later than December 3, 2024; however, if we hold our 2025 Annual Meeting of Stockholders more than 30 days before or after the anniversary of this year’s meeting, such proposals will be due within a “reasonable time” before we begin to print and send the proxy materials for our 2025 Annual Meeting of Stockholders.
Pursuant to the proxy access provision in our bylaws, in order for a stockholder or group of stockholders to include a director nominee in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders, notice of the proxy access nomination must be delivered to our principal executive offices (Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas 77024, Attn: Corporate Secretary) not earlier than the close of business on November 1, 2024 and not later than the close of business on December 3, 2024, and the nomination must otherwise satisfy the requirements in our bylaws.
Any stockholder of the Company who desires to submit a proposal for action, including a director nominee, at the Company’s 2025 Annual Meeting of Stockholders but not for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act or pursuant to proxy access as discussed above, must submit such proposal to the Company at our principal executive offices and to be timely, such notice shall be delivered to our Corporate Secretary not earlier than the close of business on January 14, 2025 and not later than the close of business on February 13, 2025. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.
It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings.
To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, in identifying candidates for membership on the Board, the Nominating and Governance Committee will take into account all factors it considers appropriate, which may include (a) individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors that the Nominating and Governance Committee considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Governance Committee may also consider the extent to which the candidate would fill a present need on the Board. When evaluating whether to re-nominate existing directors, the Nominating and Governance Committee considers matters relating to the retirement of current directors, including term limits or age limits, as well as the performance of such directors.
While the Board and the Nominating and Governance Committee does not have a formal policy on diversity, they will endeavor to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Board and the Nominating and Governance Committee believe that the Board is so balanced, due to the representation on the Board of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. The Committee will actively seek to include diverse candidates in the pool of candidates from which a nominee will be chosen to fill any Board vacancies.

The Nominating and Governance Committee may also, in its discretion, retain and pay fees to a search firm to provide additional candidates. The Nominating and Governance Committee will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source.
With respect to each such nominee, the following information must be provided to the Company with the written nomination:
•the name and address of the nominating stockholder, as they appear on the Company’s books;
•the nominee’s name and address and other personal information;
•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;
•a completed and signed questionnaire, representation and agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and
•all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.
Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 of the Exchange Act.
The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES
The Company is soliciting proxies by means of our proxy materials on behalf of the Board. Solicitation of proxies may be made via the Internet, by mail or by personal interview by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.cactuswhd.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or any of the exhibits listed therein, please submit a request in writing to: Investor Relations, Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
The charters for our Audit Committee, our Compensation Committee and our Nominating and Governance Committee, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are available in the “Investors” section of our website (www.cactuswhd.com) under the heading “Corporate Governance” and are also available in print without charge upon written request to us at the address above.

OTHER MATTERS
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTIONS TO ANNUAL MEETING
The Company’s 2024 Annual Meeting of Stockholders will be held at the Company’s corporate headquarters at 920 Memorial City Way, Suite 300, Houston, Texas 77024.

Appendix A

Appendix A-1
Declassification Amendment
FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws (as they may be amended and restated from time to time, the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
1. Beginning at the commencement of the 2027 annual meeting of stockholders and thereafter, all ~~The~~ directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be ~~divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the 2018 annual meeting (the “Class I Directors”), the initial term of office of the second class to expire at the 2019 annual meeting (the “Class II Directors”), and the initial term of office of the third class to expire at the 2020 annual meeting (the “Class III Directors”), with each director to hold office until his~~elected to hold office for a one-year term expiring at the next annual meeting of stockholders, and the directors shall not be divided into classes, with all directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, elected at the 2027 annual meeting of stockholders and each annual meeting thereafter being elected in accordance with this Section 1 of this Article Fifth; provided that, prior to the 2027 annual meeting of stockholders, the Board shall be divided into classes in the manner set forth below in Section 2 of this Article Fifth. The term of each director, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall continue until the annual meeting at which such director's term expires and until such director's successor shall ~~have been duly~~be elected and qualified, subject, however, to such director’s earlier death, disability, resignation, disqualification or removal.
2. Solely with respect to directors holding office prior to the 2027 ~~At each~~ annual meeting of stockholders, directors ~~elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election~~, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be divided, with respect to the time for which they severally hold office, into three classes designated Class I, Class II and Class III, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, disability, resignation, disqualification or removal. The Board is authorized to assign members of the Board already in office to ~~Class I, Class II or Class III at the time such classification becomes effective.~~ their respective classes. At the 2024 annual meeting of stockholders, the Class I directors or such directors' successors shall be elected to hold office for a three-year term expiring at the 2027 annual meeting of stockholders. At the 2025 annual meeting of stockholders, the Class II directors or such directors' successors shall be elected to hold office for a one-year term expiring at the 2026 annual meeting of stockholders. At the 2026 annual meeting of stockholders, the Class II directors and the Class III directors or such directors' successors shall be elected to hold office for a one-year term expiring at the 2027 annual meeting of stockholders.
3. Subject to applicable law~~,~~ and the rights of the holders of ~~any series of~~ Preferred Stock then outstanding ~~and the then-applicable terms of the Stockholders’ Agreement, among the Corporation and certain of its stockholders, expected to be dated on or about January 29, 2018 (the “Stockholders’ Agreement”)~~, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor and shall remain in office until such director’s successor shall be elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director. Any director, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred

Stock Designation, elected to fill a newly created directorship on the Board resulting from an increase in the number of directors shall hold office for a term expiring at the next annual meeting of stockholders and shall remain in office until such director's successor shall be elected and qualified, subject, however, to such director’s earlier death, disability, resignation, disqualification or removal.
4. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation thereunder) ~~and the then-applicable terms of the Stockholders’ Agreement, any director~~ , any director elected for a term of more than one year (as well as any successor to such director if such director does not serve the entirety of such term) may be removed only for cause~~,~~  upon the affirmative vote of the holders of at least 66 2/3 % of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the Bylaws. Except as set forth in the immediately preceding sentence, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock) may be removed from office at any time, with or without cause, upon the affirmative vote of a majority of all the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the Bylaws. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by the affirmative vote of at least 80% of the directors then in office or a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.
5. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Board. Unless and except to the extent that the Bylaws so provide, the election of directors need not be by written ballot. There shall be no cumulative voting in the election of directors.

Appendix A-2
Majority Vote Amendment (Charter Amendments)
EIGHTH: In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws without any action on the part of the stockholders of the Corporation; provided that any bylaw adopted or amended by the Board, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Corporation by the vote of holders of, (i) prior to the commencement of the 2026 annual meeting of stockholders, not less than 66 2/3%, and (ii) from commencement of the 2026 annual meeting of stockholders and thereafter, not less than a majority, in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.
~~THIRTEENTH~~TWELFTH: Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by applicable law, this Amended and Restated Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of, (i) prior to the commencement of the 2026 annual meeting of stockholders, at least 66 2/3%, and (ii) from the commencement of the 2026 annual meeting of stockholders and thereafter, not less than a majority, in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation.

Appendix A-3
Officer Exculpation Amendment
NINTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director or officer.
Any amendment, repeal or modification of this Article Ninth shall be prospective only and shall not affect any limitation on liability of a director or officer for acts or omissions occurring prior to the date of suchamendment, repeal or modification.

Appendix A-4
Business Opportunity Amendment (Charter Amendments)
FOURTH:
[…]
2. Provisions Relating to Common Stock
[…]
(e) Shares of Class B Common Stock shall be redeemable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the ~~First~~ Amended and Restated Limited Liability Company Operating Agreement of Cactus ~~Wellhead~~Companies, LLC dated as of ~~January 29, 2018~~February 27, 2023, as the same may be amended from time to time in accordance with its terms (the “LLC Agreement”). The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the outstanding shares of Class B Common Stock for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption of shares of Class B Common Stock pursuant to the LLC Agreement by delivering to the holder of shares of Class B Common Stock upon such redemption, cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable. All shares of Class B Common Stock redeemed shall be cancelled.
[…]
~~TENTH: To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to Cadent Energy Partners II, L.P. and its affiliates (the “Sponsor”) or any of their respective affiliates or any of their respective agents, shareholders, members, partners, directors, officers, employees, affiliates or subsidiaries (other than the Corporation and its subsidiaries), including any director or officer of the Corporation who is also an agent, shareholder, member, partner, director, officer, employee, affiliate or subsidiary of the Sponsor (each, a “Business Opportunities Exempt Party”), even if the business opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Business Opportunities Exempt Party shall have any duty to communicate or offer any such business opportunity to the Corporation or be liable to the Corporation or any of its subsidiaries or any stockholder of the Corporation, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, and the Corporation shall indemnify each Business Opportunities Exempt Party against any claim that such person is liable to the Corporation or its stockholders for breach of any fiduciary duty, by reason of the fact that such person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another person or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Corporation or its subsidiaries, unless, in the case of a person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his capacity as a director or officer of the Corporation.~~
~~To the fullest extent permitted by law, no Business Opportunity Exempt Party shall have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its affiliates, and, to the fullest extent permitted by law, no Business Opportunity Exempt Party shall be liable to the Corporation or its stockholders or to any affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Business Opportunity Exempt Party engages in any such activities.~~
~~Neither the amendment nor repeal of this Article Tenth, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to,~~

~~the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).~~
~~If any provision or provisions of this Article Tenth shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Tenth (including, without limitation, each portion of any paragraph of this Article Tenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article Tenth (including, without limitation, each such portion of any paragraph of this Article Tenth containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by applicable law.~~
~~This Article Tenth shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the Bylaws or applicable law. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Tenth.~~

Appendix A-5
Section 203 Amendment
~~ELEVENTH~~TENTH: The Corporation ~~shall not~~elects to be governed by ~~or~~and subject to the provisions of Section 203 of the DGCL ~~as now in effect or hereafter amended, or any successor statute thereto~~.

Appendix A-6
Forum Selection Amendment
THIRTEENTH: Unless the Corporation selects or consents in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws, including any action to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws, or any provision hereof or thereof, or (iv) any action asserting a claim against the Corporation or any director or officer or other agent or employee of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (B) the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Thirteenth.

Appendix B

Appendix B-1
Majority Vote Amendment (Bylaws Amendments)
Section 8.1 Amendments.
–[…]
–Notwithstanding the foregoing, prior to the commencement of the 2026 annual meeting of stockholders, Section 3.9 and Section 3.10 and this paragraph of Section 8.1 may only be amended, altered or repealed at any regular or special meeting of the stockholders upon the affirmative vote of at least 66 2/3% of the shares of the Corporation entitled to vote thereon if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

Appendix B-2
Business Opportunity Amendment (Bylaws Amendments)
Section 3.9 Vacancies. Subject to applicable law, the rights of holders of any series of Preferred Stock then outstanding ~~and the then-applicable terms of the Stockholders’ Agreement~~, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.
Section 3.10 Removal. ~~Subject to the then applicable terms of the Stockholders’ Agreement, directors~~Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

CACTUS, INC
920 MEMORIAL CITYWAY, SUITE 300
HOUSTON, TEXAS 77024

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V36486-P06267 KEEP THIS PORTION FOR YOUR RECORDS

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CACTUS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors **Nominees:** 01) Michael McGovern 02) John O'Donnell 03) Tym Tombar	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 through 8:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com

V36487-P06267

CACTUS, INC.
Annual Meeting of Stockholders
May 14, 2024 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott Bender and William Marsh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Cactus, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, Central Time on May 14, 2024, at the corporate headquarters of Cactus, Inc. at 920 Memorial City Way Suite 300, Houston, Texas 77024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein and in the proxies' discretion on any other matters coming before the annual meeting or any adjournment or postponement thereof. If no such direction is made, this proxy will be voted "FOR" the election of all the nominees under proposal 1 and "FOR" proposals 2 through 8. Please refer to the Company's proxy statement for a discussion of each proposal.

Continued and to be signed on reverse side